An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

March 4, 2024

Subject to Completion

RED OAK CAPITAL FUND VI, LLC

5925 Carnegie Boulevard, Suite 110

Charlotte, North Carolina 28209

(616) 343-0697

Series A Preferred Membership Interests at $1,000 per unit

$20,751,000 Maximum Offering Amount (20,751 units)

$30,000 Minimum Purchase Amount (30 units)

Explanatory Note: This offering circular is a part of the post-qualification amendment (the “Post-Qualification Amendment”) we filed in order to update the financial statements contained herein in accordance with Rule 252(f)(2)(i) of Regulation A. In addition to updating the financial statements presented herein, this amendment updates certain financial and statistical data and provides for extension of the Offering. All material terms of this offering otherwise remain the same.

Red Oak Capital Fund VI, LLC, a Delaware limited liability company, or the “Company,” is offering a maximum of $20,751,000 in its Series A Preferred Membership Interests (“Series A Units”) pursuant to this offering circular. The purchase price is $1,000 per Series A Unit with a minimum purchase amount of $30,000 (the “Minimum Purchase Amount”); however, the Company, in the Manager’s sole discretion, reserves the right to accept, in individual investment cases, smaller purchase amounts for example, but not by way of limitation, the Manager may choose to accept a smaller purchase amount from a potential investor who has previously invested in other offerings of the Sponsor.  Alternatively, but again not by way of limitation, the Manager may choose to accept a lesser amount from an investor who would like to make a subsequent, additional investment in the Series A Units.  The Manager is not obligated to treat all cases similarly.

The Series A Units will be offered to prospective investors on a best efforts basis by Crescent Securities Group, Inc., our “managing broker-dealer,” a Texas corporation and a member of the Financial Industry Regulatory Authority (“FINRA”). “Best efforts” means that our managing broker-dealer is not obligated to purchase any specific number or dollar amount of Series A Units, but it will use its best efforts to sell the Series A Units. Our managing broker-dealer may engage additional broker-dealers, or “selling group members,” who are members of FINRA to assist in the sale of the Series A Units. At each closing date, the proceeds for such closing will be disbursed to our Company, and Series A Units relating to such proceeds will be issued to their respective investors. We commenced the sale of the Series A Units on January 23, 2023 and may terminate the offering on earliest of: (i) the date we sell the Maximum Offering Amount, (ii) December 31, 2025, or (ii) the date upon which our Manager determines to terminate the offering in its sole discretion.

	Price to Investors	Managing Broker-Dealer Fee, Commissions, and Expense Reimbursements(1)(2)	Proceeds to Company	Proceeds to Other Persons

Per Series A Unit	$1,000	$72.50	$927.50	$0
Maximum Offering Amount(3)	$20,751,000	$1,504,448	$19,246,552	$0

_________

(1) This includes (a) selling commissions of 4.00% of gross offering proceeds, (b) a managing broker-dealer fee of up to 1.00% of gross offering proceeds, (c) a wholesaling fee of up to 1.00% of gross proceeds, and (d) a non-accountable expense reimbursement of up to 1.25% of gross offering proceeds. Each of the foregoing items of compensation may be re-allowed in whole or in part to Selling Group Members (collectively, the “Selling Commissions and Expenses”). Kevin Kennedy, an officer and member of the board of managers of our Sponsor, and Raymond Davis, an officer of our Manager, are registered as associated persons of our managing broker-dealer. As a result, they may be paid all or a part of any selling commission resulting from Bonds sold directly by them or through certain selling group members. We may sell Series A Units to certain persons net of some or all of the foregoing Selling Commissions and Expenses. See ”Use of Proceeds” and ”Plan of Distribution” for more information.

(2) The table above does not include an organizational and offering fee (“O&O Fee”) of 2.00% of offering proceeds ($800,000 at the Maximum Offering Amount) payable to our Manager. Our Manager will be entitled to retain as compensation any amount by which the O&O Fee exceeds actual organization and offering expenses. To the extent organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us. In no event will the O&O Fee payable to our Manager exceed 2.00% of the offering proceeds.

(3) All figures are rounded to the nearest dollar.

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Generally, no sale may be made to you in the offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Series A Units is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Currently, there is no market for the Series A Units being offered, nor does our Company anticipate one developing. Prospective investors should carefully consider and review that risk as well as the RISK FACTORS beginning on page 6 of this offering circular. We are not an investment company and are not required to register under the Investment Company Act of 1940; therefore, investors will not receive the protections of such act.

THE SEC DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

FORM 1-A DISCLOSURE FORMAT IS BEING FOLLOWED.

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ABOUT THIS OFFERING CIRCULAR

The information in this offering circular may not contain all of the information that is important to you. You should read this entire offering circular and the exhibits carefully before deciding whether to invest in the Series A Units. See “Where You Can Find Additional Information” in this offering circular.

Unless the context otherwise indicates, references in this prospectus supplement to the terms “company,” “we,” “us,” and “our,” refer to Red Oak Capital Fund VI, LLC, a Delaware limited liability company; our “Manager” refers to Red Oak Capital GP, LLC, a Delaware limited liability company, our sole member and manager; and our “Sponsor” refers to Red Oak Capital Holdings, LLC, a Delaware limited liability company, and its subsidiaries.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Series A Units. You should carefully read this entire offering circular, including the information under the heading “Risk Factors.”

Our Company. Red Oak Capital Fund VI, LLC, a Delaware limited liability company, was formed on June 10, 2021 to originate and acquire senior loans collateralized by commercial real estate in the U.S. Our business plan is to originate, acquire, and manage commercial real estate loans and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the capabilities and expertise of our Manager, a wholly owned subsidiary of our Sponsor. Our Manager intends to actively participate in the servicing and operational oversight of our assets rather than subrogate those responsibilities to a third party.

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Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial real estate in the U.S. Through our Manager, we draw on our Sponsor’s and its affiliates’ established sourcing, underwriting and structuring capabilities in order to execute our investment strategy.

The Company does not intend to act as a land or real estate developer and currently has no intent to invest in, acquire, own, hold, lease, operate, manage, maintain, redevelop, sell, or otherwise use any undeveloped real property or developed real property, unless such actions are necessary or prudent based upon borrower default in accordance with the terms of the debt instruments held by the Company.

Contemporaneous with the offering described in this circular, and subject to qualification, we intend to offer up to $35,000,000 of our Series A and Ra Unsecured Bonds pursuant to an exemption from registration under Tier II of Regulation A. The Series A and Ra Unsecured Bonds are intended to have an interest rate associated with them of 8% and 8.65% per annum, respectively. The Bonds will be unsecured and will rank junior to any senior secured indebtedness from time to time outstanding, and pari passu with our unsecured indebtedness, if any, from time to time outstanding unless such debt is expressly subordinated to the Bonds. Funds available for distribution at any given time to the Series A Units would be determined by our Manager after accounting for expenses and adequate reserves, both of which would implicate our obligations pursuant to the Bonds. See Description of Securities Being Offered – Distributions by Our Company; see also Risk Factors – We intend to offer unsecured Bonds contemporaneously with the offer of Series A Units, and the priority of our obligations to the Bondholders could adversely impact our performance and the overall value of an investment in Series A Units.

Our principal executive office is located at 5925 Carnegie Boulevard, Suite 110, Charlotte, North Carolina 28209, and our telephone number is (616) 343-0697. For more information on our Sponsor, its website is www.redoakcapitalholdings.com. The information on, or otherwise accessible through, our Sponsor’s website does not constitute a part of this offering circular.

Our Sponsor and Management. Our Sponsor is a Grand Rapids, Michigan based commercial real estate finance company specializing in the acquisition, origination, processing, underwriting, operational management, and servicing of commercial real estate debt instruments. Our Sponsor is the sole member and manager of our Manager, and our Manager will rely on our Sponsor, its management and its affiliates to manage our operations and acquire and manage our portfolio of real estate loans and other debt instruments. The principals of our Sponsor and its affiliates have extensive transaction analysis and structuring experience, in fact when combined, they have over 130 years of cumulative commercial real estate lending, management and workout experience, with in excess of $30B funded. There is a dedicated staff of originators, processors, underwriters and analysts who have field experience in the origination, closing and servicing of loans as well as implementing tactical strategies at the asset level to create maximum value.

The Offering. We are offering to investors the opportunity to purchase up to an aggregate of $20,751,000 of Series A Units. See “Plan of Distribution - Who May Invest” for further information. The offering will continue until the earlier of: (i) the date we sell the Maximum Offering Amount, (ii) December 31, 2025, or (ii) the date upon which our Manager determines to terminate the offering in its sole discretion (the “Offering Termination Date”).

Our Company will conduct closings in this offering on the 20th of each month, or if the 20th is not a business day, the next succeeding business day, assuming there are funds to close, or the “closing dates,” and each, a “closing date,” until the Offering Termination Date. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us, and Series A Units will be issued to investors, who are referred to herein as the “Series A Unitholders,” and, in conjunction with the holders of Common Units, or “Common Unitholders,” as “Members.” If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through Crescent Securities Group, Inc.

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Company	Red Oak Capital Fund VI, LLC, a Delaware limited liability company.

Sponsor Contribution

The Sponsor has committed to contribute $1.5 million in exchange for 6,000 Common Units in the Company (“Capital Commitment”), which may be called at time and in amounts in the discretion of the Manager.

Securities Offered

A maximum of 20,751 Series A Units at $1,000 per unit for an aggregate of $20,751,000. Series A Units will be sold for a minimum investment by each investor of $30,000, or 30 Series A Units. However, the Manager reserves the right in its sole discretion to accept commitments of lesser amounts.

Voting Rights	Series A Units generally have no voting rights. See “Description of Securities” for further information.
Term	Perpetual, unless we elect to dissolve and liquidate in accordance with our Operating Agreement.

Distributions

Distributable Proceeds (defined herein, see “Description of Securities Being Offered”) shall be distributed by the Manager in the following order and priority to:

First, 100% to the Series A Unitholders in an amount equal to an 8% return per annum on a calendar year, cumulative, but non-compounded, basis of the aggregate Stated Amount (defined herein, see “Description of Securities Being Offered”) of the Series A Units then outstanding to the holder (the “Preferred Return”), distributable quarterly;

Second, 100% to the Series A Unitholders in an amount equal to a 1.5% return per annum on a calendar year, cumulative, but non-compounded, basis of the aggregate Stated Amount of the Series A Units outstanding to the holder as of December 31st of the applicable calendar year (the “Additional Preferred Return”) and will be distributable on or before February 15th of the following year; and

Thereafter, 100% to the Common Unitholder(s).

Management Fees	The Manager will be entitled to certain fees as compensation for its services as our manager. See “Compensation to Manager and its Affiliates” for further information.
Use of Proceeds

As of the date of January 31, 2024, we have received $19.24 million in gross proceeds from this offering. We estimate that the additional net proceeds we will receive from this offering will be approximately $18,831,532 if we sell the remaining Series A Units in our Maximum Offering Amount.

We plan to use substantially all of the net proceeds from this offering to originate and make commercial mortgage loans and acquire other senior secured real estate debt investments consistent with our investment strategies. We may also use a portion of the net proceeds to pay fees to our Manager, or its affiliates, for working capital and for other general corporate purposes. See “Use of Proceeds” for additional information.

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Redemption at the Option of the Holder

Series A Units are redeemable at the election of the holder, in whole or in part, beginning on the third anniversary of the first issuance of Series A Units to the holder. In order to be redeemed, the holder must provide written notice to us at our principal place of business on the last day of each calendar quarter. We will have 90 days from the date such notice is provided to redeem the holder’s Series A Units at a price per unit equal to (i) $800 if the notice is received on or after the date of the third anniversary but prior to the fourth anniversary, and (ii) $1,000 if the notice is received on or after the fourth anniversary, plus any accrued but unpaid Preferred Return, and accrued but unpaid Additional Preferred Return. For clarity, no Additional Return shall accrue in the year for which a redemption is honored as to the Series A Units redeemed since those Series A Units shall not be outstanding on December 31 of that year.

Our obligation to redeem the Series A Units in any given year pursuant to this redemption is limited to 30% of the then outstanding Series A Units, as determined on January 1st of the applicable year. In addition, we have the right to reserve up to one-third of this 30% limit for Series A Units redeemed as a result of a holder’s right upon death, disability or bankruptcy which may reduce the number of Series A Units to be redeemed pursuant to this redemption option. Redemptions will occur in the order that notices are received.

The Manager shall have the right to delay or suspend Series A Unit redemptions if the Manager determines in its reasonable discretion that (i) circumstances exist as a result of which the payment of the redemption amounts would not be reasonably practicable or might seriously prejudice the non-redeeming Unitholder, (ii) requested redemptions would cause a default under, or otherwise violate any covenants in connection with, any credit facilities of the Company then existing, or (iii) the effect of redemptions would materially impair the Company’s ability to operate in pursuit of its objectives.

Further, the Manager may suspend Member redemptions when the Manager determines that such suspension is necessary (i) to avoid any material, negative tax impact to the Company and its Members, or (ii) to ensure that benefit plan investors comprise less than 25% of any series of units of membership interests.

See “Description of Securities Being Offered” for more information.

Redemption Upon Death, Disability, or Bankruptcy

Within 90 days of the death, total permanent disability, or bankruptcy of a Series A Unitholder who is a natural person (or the beneficiary of an irrevocable trust that holds Series A Units who is a natural person), the estate of such holder, or legal representative of such holder may request that we repurchase, in whole but not in part and without penalty, the Series A Units held by such Series A Unitholder by delivering to us a written notice requesting such Series A Units be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Series A Units redeemed. If Series A Units are held jointly by natural persons who are legally married, then such request may be made by (i) the surviving holder upon the death of the spouse, or (ii) the disabled or bankrupt holder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event Series A Units are held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Series A Units unless each holder has been affected by such an event.

Upon receipt of a redemption request in the event of death, total permanent disability, or bankruptcy of a holder, we will designate a date for the redemption of such Series A Units, which date shall not be later than after 90 days we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. On the designated date, we will redeem such Series A Units at a price per unit of (i) $920, if requested prior to the third anniversary of the first issuance of Series A Units to the holder, or (ii) $1,000 thereafter, plus any accrued and unpaid Preferred Return or Additional Preferred Return. For clarity, no Additional Return shall accrue in the year for which a redemption is honored as to the Series A Units redeemed since those Series A Units shall not be outstanding on December 31 of that year.

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Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, Members will be entitled to be paid out of our assets legally available for distributions, after payment or provision for our debts and other liabilities, the following:

(1)

First, 100% of the balance to Series A Unitholders until each Series A Unitholder has been distributed an amount equal to their accrued but undistributed Preferred Return and Additional Preferred Return;

(2)	Second, 100% of the balance to all members of the Company, pari passu, in accordance with their unreturned capital contributions until all unreturned capital contributions are reduced to zero;

(3)	Thereafter, 100% to the Common Unitholder(s).

Reporting Requirements

Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K, a semi-annual report with the SEC on Form 1-SA, current reports with the SEC on Form 1-U, and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Tax Considerations

You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Series A Units in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. It is intended that, for U.S. federal income tax purposes, the Company will be treated as a partnership.

Securities Laws Matters

The Series A Units being offered are not being registered under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. In addition, the Company does not intend to be registered as an investment company under the Investment Company Act of 1940 nor does the Manager plan to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

Transfer Agent	Phoenix American Financial Services, Inc., or Phoenix American, will act as transfer agent and registrar for our Series A Units.

Risk Factors

An investment in the Series A Units involves certain risks. You should carefully consider the risks above, as well as the other risks described under “Risk Factors” of this offering circular before making an investment decision.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this offering circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this offering circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. The matters summarized below and elsewhere in this offering circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in the Series A Units is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in the Series A Units should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase the Series A Units. To the best of our knowledge, we have included all material risks to investors in this section.

Risks Related to the Securities and to this Offering

Investors may experience dilution in the future if the Company issues additional membership interests.

The Company may, in the sole discretion of the Manager, issue additional membership interests to raise additional capital. Any such issuance would dilute the percentage interests of Series A Unitholders in the Company, including investors in this offering.

We have no operating history, which makes it difficult for you to evaluate this investment.

The Company was formed on June 10, 2021 and has no operating or financial history, which makes it difficult for you to evaluate this investment. As such, we are subject to all of the business risks and uncertainties associated with any new business, including that we may not be able to execute our business plan as described in this offering circular.

We rely on Crescent Securities Group, Inc., our managing broker-dealer, to sell the securities in this offering. If our managing broker-dealer is not able to effectively market the Series A Units, we may be unable to raise sufficient proceeds to meet our business objectives.

We have engaged Crescent Securities Group, Inc. to act as our managing broker-dealer for this offering, and we rely on them to use their best efforts to sell the Series A Units offered hereby. If our managing broker-dealer does not effectively market our Series A Units, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us. It would also be challenging and disruptive to locate an alternative managing broker-dealer for this offering.

There is no public market for the Series A Units and such securities are subject to certain restrictions on transfer.

Investors should regard the Series A Units as an illiquid investment. No public market for the Packages exists or is likely to develop in the near future. While the Series A Units are qualified under Regulation A, and therefore, have the status of “exempt securities” under the federal securities laws, the Series A Units have not been registered pursuant to the laws of any state, and any resale of the Series A Units may require the transferor to register the transferred Series A Units under applicable state securities laws, or find an exemption therefrom. Further, under our Operating Agreement, any transfer of Series A Units is subject to the approval of our Manager, which may or may not be granted in the Manager’s sole discretion.

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The offering price of the Series A Units was arbitrarily determined.

Since no public market exists for the Series A Units, the offering price for the Series A Units was not determined on an arm’s length basis and does not necessarily represent their fair market value. In determining the terms of the offering, the Company gave consideration to the risks associated with its business plan, its assumptions regarding its future financial performance and other considerations it deemed relevant. However, the offering price of the Series A Units may not bear any direct relationship to the foregoing considerations or any other generally accepted criteria of value and many of such criteria cannot be used in evaluating the offering price because the Company has no operating or financial history.

Our investment objectives may become more difficult to reach depending on the amount of funds raised in this offering.

While we expect to achieve our investment objectives regardless of the amount raised, it may be more difficult to do so if we sell less securities than we anticipate. Such a result may negatively impact our liquidity. In that event, our investment costs may increase, which may decrease our ability to make distributions to our members.

You will not have the opportunity to evaluate our investments before we make them, and we may make investments that would have changed your decision as to whether to purchase the Series A Units.

We will continue to seek to invest substantially all of the offering proceeds available for investment, after the payment of commissions, fees, and expenses, in the origination of loans and investing in debt and related instruments supported by commercial real estate in the U.S. We have established criteria for evaluating potential investments. However, you will be unable to evaluate the transaction terms or data concerning the investments before we make investments. You will be relying entirely on the ability of our Manager, through our Sponsor and its management team, to identify suitable investments and propose transactions for our Manager to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in the Series A Units.

The inability to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to honor our obligations under the terms of Series A Units and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of our Sponsor’s management team. While our Sponsor may have employment agreements with certain members of management, we currently do not have key man life insurance on any of these individuals. If any of them were to cease their affiliation with us, our Manager, or our Sponsor, our Sponsor may be unable to find suitable replacements, and our operating results could suffer. Competition for highly skilled personnel is intense, and our Sponsor may be unsuccessful in attracting and retaining such skilled personnel. If our Sponsor loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and our ability to make distributions on the Series A Units may be materially and adversely affected.

We may have to liquidate some of our investments at inopportune times to redeem Series A Units at the option of the holder and in the event of the death, disability, or bankruptcy of a holder.

The Series A Units carry a redemption right at the option of the holder and an early redemption right in the event of death, disability, or bankruptcy of the holder. In such an event, we may not have access to the necessary cash to redeem such Series A Units, and we may be required to liquidate certain assets in order to make such redemptions. Our investments are not intended to liquidate, and as a result any such liquidation may be at a price that represent a discount to the actual value of such investment.

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We intend to offer unsecured Bonds contemporaneously with the offer of Series A Units, and the priority of our obligations to the Bondholders could adversely impact our performance and the overall value of an investment in Series A Units.

We intend to qualify an offering of up to $5,793,000 of our Series A and Ra Unsecured Bonds, or the “Bonds,” pursuant to an exemption from registration under Tier II of Regulation A, which will then be offered contemporaneously with the Series A Units. As of January 31, 2024, the Company had sold $28.7 million of Series A Bonds and $0.5 million of Series Ra Bonds. The Series A and Ra Unsecured Bonds bear interest at 8% and 8.65% per annum, respectively. Furthermore, the Bonds have a fixed maturity date of December 31, 2028, which generally will not be subject to extension or renewal.

While the Bonds will be unsecured, we will be obligated to pay interest associated with the Bonds timely, as well as pay the principal amount of the Bonds upon maturity, regardless of our financial performance. Distributions pursuant to our Operating Agreement will be made from funds available for distribution from time to time as determined by our Manager after accounting for expenses, which would include debt service expense, and adequate reserves. As such, if we cannot effectively meet our investment objectives, or if our underlying assets do not perform as desired, our obligations pursuant to the Bonds may adversely affect our ability to make distributions on the Series A Units. We may also be required to liquidate certain assets in order to make interest payments or satisfy principal obligations at maturity. Our assets are not intended to liquidate, and as a result, any such liquidation may be at a price that represent a discount to the actual value of such investment, which could further adversely impact our ability to make distributions or the value of the Series A Units generally.

Distributions to Series A Unitholders are not guaranteed.

As of the date of this disclosure, this investment in Series A Units has offered approximately $1.0 million in distributions to date; however, distributions to Series A Unitholders are not guaranteed. Our capacity to make distributions depends on many factors such as our financial condition, cash flows, operational expenses, capital requirements, and general business conditions. Given these uncertainties, there can be no assurance that we will continue to make distributions in the future, or if we do, when they will occur and how much they will amount to. See “Description of Securities Offered – Distributions by Our Company.”

Risks Related to Our Corporate Structure

Because we are dependent upon our Sponsor and its affiliates to conduct our operations, any adverse changes in the financial health of our Sponsor or its affiliates or our relationship with them could hinder our operating performance and our ability to meet our financial obligations.

We are dependent on our Sponsor, as the sole owner of our Manager, and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our Manager, a wholly-owned and controlled subsidiary of our Sponsor, makes all decisions with respect to our management. Our Manager and our Sponsor depend upon the fees and other compensation that it receives from us in connection with the acquisition, management, and sale of our investments to conduct its operations. Any adverse changes in the financial condition of our Manager or our Sponsor or our relationship with our Manager or our Sponsor could hinder its ability to successfully manage our operations and our portfolio of investments.

You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in the Series A Units. In addition, our Sponsor, through our Manager, may change our major operational policies without your approval.

Our Sponsor, as the sole owner of our Manager, determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. Our Sponsor, as the sole owner of our Manager, may amend or revise these and other policies without your approval. As a Series A Unitholder, you will generally have no rights under our Operating Agreement. See “General Information as to Our Company – Operating Agreement” herein for a detailed summary.

 Our Sponsor, as the sole owner of our Manager, is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase Bonds unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our Sponsor. Specifically, our Sponsor is controlled by ROHM, which is controlled by its board of managers consisting of Gary Bechtel, Kevin Kennedy and Ray Davis, and as a result, they will be able to exert significant control over our operations. ROHM’s board of managers has exclusive control over the operations of our Sponsor, our Manager and us. As a result, we are dependent on ROHM’s board of managers to properly choose investments and manage our company. Our Manager has appointed an Investment Committee composed of three members who are nominated, appointed, and removed by the Manager, and all loan origination decisions require the unanimous approval of the Investment Committee members. The Investment Committee’s members are Gary Bechtel, Thomas McGovern and Paul Cleary. You will have no control over the Investment Committee and the Manager may choose to alter the composition of, or eliminate, the Investment Committee in its sole discretion. In addition, our Sponsor may, or may cause our Manager to, retain independent contractors to provide various services for us, and you should note that such contractors will have no fiduciary duty to you and may not perform as expected or desired.

Our Manager, Sponsor, and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our Company.

Our Manager, our Sponsor, and its executive officers and their agents and assigns, will not be liable for, and will be indemnified and held harmless (to the extent of our Company’s assets) from any loss or damage incurred by them, our company, or the members in connection with the business of our company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence, or breach of fiduciary duty. A successful claim for such indemnification could deplete our company’s assets by the amount paid. See “General Information as to Our Company - Operating Agreement - Indemnification” below for a detailed summary.

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Series A Unitholders will have no right to remove our Manager or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only our Common Unitholders will have the right to remove the Manager, and currently, our Sponsor is the sole Common Unitholder. Series A Unitholders will have no rights in our management and will have no ability to remove our Manager.

Any claims, including those under the Securities Act and Exchange Act, in connection with the Operating Agreement are subject to the exclusive jurisdiction of Delaware courts.

Once investors have been issued Series A Units and become bound by our Operating Agreement, the Members submit to the exclusive jurisdiction of state and federal courts sitting in Delaware in any action on a claim arising out of, under, or in connection with the Operating Agreement or the transactions contemplated by the Operating Agreement, including those under the Securities Act and Exchange Act. We intend to seek to enforce this provision in any action or claim brought against us by a Member. Our forum selection clause applies to claims brought by our Members and former Members, as well as claims brought by Members or former Members against our directors, officers, former directors and former officers, if such claims relate to their roles as Members, directors and/or officers of the Company. Service of process on a Member shall be delivered to the address listed on such Member’s subscription agreement as provided to the Company by the Member. We believe that our exclusive forum provision is enforceable under Delaware law, however, the enforceability of similar exclusive forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our Operating Agreement to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Our exclusive forum provision may have the effect of discouraging Members from bringing lawsuits against us by forcing them into a foreign forum or by adding costs relating to challenging our Operating Agreement’s exclusive jurisdiction clause. Further, this clause may limit the ability of our Members to bring a claim against us in a judicial forum that such Member finds favorable for disputes with us or our Managers or officers.

The prevailing party in any litigation between the Company and the Members or among the Members is entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys’ fees and expenses.

Pursuant to the terms of our Operating Agreement, in the event that any dispute between the Company and the Members or among the Members should result in litigation, the prevailing party in such dispute is entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys’ fees and expenses. We believe that we are entitled to recover fees if we are the prevailing party in litigation with our Members, and we intend to apply this provision broadly in any claim or dispute between the Company and our Members, including claims brought under the federal securities laws. There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought, which could include former and current Members, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under the provision, which could include former and current Members, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

Our fee shifting provision may have a chilling effect on claims or actions our Members may seek to bring against us because of the risk that a claimant will be required to pay our legal fees if it does not prevail. In addition, our fee shifting provision may result in greater losses to our company in any litigation between us and our Members in which we are not the prevailing party.

Risks Related to Conflicts of Interest

Our Manager and our Sponsor, its executive officers and its affiliates face conflicts of interest relating to the making of investments, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our Sponsor, its executive officers, and its affiliates to identify suitable investment opportunities. We may be making investments at the same time as other entities that are affiliated with our Sponsor. Such programs also rely on our Sponsor, its executive officers, and its affiliates for investment opportunities. Our Sponsor has sponsored similar privately offered programs and may in the future, or concurrently, sponsor similar private and public programs that have investment objectives similar to ours. Therefore, our Sponsor, its executive officers and its affiliates could be subject to conflicts of interest between our company and other programs. Many investment opportunities would be suitable for us as well as other programs. Our Sponsor could direct attractive investment opportunities to other entities. Although we are subject to the Sponsor’s allocation policy, which is described further below and which specifically addresses some of these conflicts, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. Such events could result in our investing in assets that provide less attractive returns, impairing our ability to honor our obligations under the terms of the Series A Units and the value of your investment. See “Investment Policies of Our Company – Investment Allocation Policy” for more information.

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Payment of fees to our Manager will reduce cash available for investment and fulfillment of our obligations with respect to the Series A Units.

Our Manager performs services for us in connection with the selection, acquisition, and disposition of our investments. It is paid fees for these services, which reduces the amount of cash available for investment and for payment of our obligations with respect to the Series A Units. Although customary in the industry, the fees to be paid to our Manager were not determined in an arm’s-length negotiation. We cannot assure you that a third party unaffiliated with our Sponsor would not be willing to provide such services to us at a lower price. We will pay our Manager management fees, calculated quarterly and paid in advance of the applicable quarter, equal to 1.00% of (i) all capital contributions of the Members, net of any amounts invested at that time in loans or debt instruments, plus (ii) the outstanding principal amount of each loan or real estate debt instrument we then hold, including loans secured by real estate we then own as a result of borrower default. The Manager will also receive 0.50% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate.

In addition to this, our Manager will receive the O&O Fee of 2.00% of offering proceeds $800,000 at the Maximum Offering Amount), from which the Manager will pay organizational and offering expenses. In no event will the O&O Fee payable to our Manager exceed 2.00% of the offering proceeds. See “Compensation of our Manager and its Affiliates” for more information.

Our Manager will receive certain fees regardless of the performance of our company or an investment in the Series A Units.

Our Manager will receive management fees, calculated quarterly and paid in advance of the applicable quarter, equal to 1.00% of (i) all capital contributions of the Members, net of any amounts invested at that time in loans or debt instruments, plus (ii) the outstanding principal amount of each loan or real estate debt instrument we then hold, including loans secured by real estate we then own as a result of borrower default. The Manager will also receive 0.50% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate. These fees will be paid regardless of our success and the performance of the Series A Units.

If the competing demands for the time of our Manager and our Sponsor, its affiliates, and its officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and impair our ability to honor our obligations under the Series A Units.

We do not have any employees. We rely on the employees of our Sponsor, as the sole owner of our Manager, and its affiliates for the day-to-day operation of our business. The amount of time that our Sponsor and its affiliates spend on our business will vary from time to time and is expected to be greater while we are raising money and acquiring properties. Our Sponsor and its affiliates, including its officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our activities expand, our Sponsor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our Sponsor or our Manager will devote adequate time to our business. If our Sponsor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, our ability to honor obligations under the Series A Units may be adversely affected.

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Our Sponsor will source all of our investments, and existing or future entities or programs sponsored and managed by our Sponsor may compete with us for, or may participate in, some of those investments, which could result in conflicts of interest.

Although we are subject to the Sponsor’s allocation policy which specifically addresses some of the conflicts relating to our investment opportunities described above, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. The Sponsor’s allocation policy provides that in the event a lending opportunity becomes available that is suitable for multiple funds managed by the Sponsor, the Investment Committee, after consultation with counsel, may allocate participation in the lending opportunity to the various funds managed by the Sponsor based on an examination of a variety of factors. The Sponsor may determine that a lending opportunity is appropriate for a particular fund, but not for another. In addition, the Sponsor or its employees may engage in a lending opportunity that our Manager, through the Sponsor, has determined to be unsuitable for us. The investment allocation policy may be amended by the Sponsor at any time without our consent. As the investment programs of the various entities managed by the Sponsor change and develop over time, additional issues and considerations may affect the Sponsor’s allocation policy and its expectations with respect to the allocation of lending opportunities. For more information on the Sponsor’s investment allocation policy, please see “Investment Policies of Our Company – Investment Allocation Policy.”

An affiliate of our Sponsor may acquire property in connection with the foreclosure of any of our loans.

An affiliate of our Sponsor will have the ability to acquire property from our company following a foreclosure of any of our loans. In the case of a purchase by an affiliate of our Sponsor following a foreclosure, the affiliate would purchase the property at a price equal to the amounts due under the foreclosed loan. The Sponsor cannot guarantee this price is the highest price it could receive for the sale of the foreclosed property. As a result, the Sponsor, through its affiliate, may acquire these properties at a discount to fair market value.

We may from time to time acquire loans from existing or future entities or programs sponsored and managed by our Sponsor and its affiliates.

Part of our business strategy will likely include the purchase of existing and performing first mortgage loans, which could include loans held by entities or programs sponsored and managed by our Sponsor. In such an instance, we would anticipate that we would purchase the loan for the face amount of the principal then outstanding on the loan. The Sponsor cannot guarantee that this is the lowest price for which the loan could be purchased. As a result, we may acquire these loans for a premium to fair market value.

Risks Related to Our Lending and Investment Activities

Our loans and investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in debt instruments relating to real estate-related assets. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, political events, terrorism and acts of war, changes in government regulations, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

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Commercial real estate-related investments that are secured by real property are subject to delinquency, foreclosure, and loss, which could result in losses to us.

Commercial real estate debt instruments (e.g., mortgages) that are secured by commercial property are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;

•	success of tenant businesses;

•	property management decisions, including with respect to capital improvements, particularly in older building structures;

•	property location and condition;

•	competition from other properties offering the same or similar services;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	changes in global, national, regional, or local economic conditions and/or specific industry segments;

•	declines in global, national, regional, or local real estate values;

•	declines in global, national, regional, or local rental or occupancy rates;

•

changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

•	changes in real estate tax rates, tax credits and other operating expenses;

•	changes in governmental rules, regulations, and fiscal policies, including income tax regulations and environmental legislation;

•	acts of God, terrorism, social unrest, and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

•	adverse changes in zoning laws.

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Specifically, changes in federal, state, and local laws and regulations may affect certain income producing properties more than others. Any change to the federal, state, and local regulations applicable to this industry may negatively affect the ability of the property owner to produce income and materially diminish the value of the property used to secure the loan. In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor.

In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.

Our business could be adversely affected by unfavorable economic and political conditions, which in turn, can negatively impact our ability to generate returns to you.

The Company’s future business and operations are sensitive to general business and economic conditions in the United States. Factors beyond the Company’s control could cause fluctuations resulting in adverse conditions, such as heightened inflation. Sustained inflationary pressures resulted in the Federal Reserve Board increasing interest rates by 3% during 2022 and increases continued through part of 2023. While the Federal Reserve Board has signaled its intention to hold interests rates steady in the first quarter of 2024, to the extent economic conditions worsen, inflation may make it more difficult for our borrowers to repay loans, and may increase the risk of default by them, which in turn, can negatively impact our ability to generate returns to you.

In addition, national and regional economies and financial markets have become increasingly interconnected, which increases the possibilities that conditions in one country, region, or market might adversely impact issuers in a different country, region, or market. Major economic or political disruptions, such as the slowing economy in China, the war in Ukraine and sanctions on Russia, and a potential economic slowdown in the United Kingdom and Europe, may have global negative economic and market repercussions. While the Company does not intend to make loans to borrowers located in those countries, such disruptions may nevertheless impact its operations.

The continuing spread of a coronavirus and its variants (also known as the COVID-19 virus) may adversely affect our investments and operations.

The World Health Organization has declared the spread of the COVID-19 virus a global pandemic, and the President of the United States has declared a national state of emergency in the United States in response to the outbreak. Considerable uncertainty still surrounds the COVID-19 virus, including new variants of the virus, and its potential effects, and the extent of and effectiveness of any responses taken on a national and local level. However, measures taken to limit the impact of this coronavirus, including social distancing and other restrictions on travel, congregation and business operation have resulted in significant negative short term economic impacts over the past year. The long-term impact of this coronavirus on the U.S. and world economies remains uncertain but may continue to result in long term infrastructure and supply chain disruption, as well as dislocation and uncertainty in the financial markets that could significantly and negatively impact the global, national, and regional economies, the length and breadth of which cannot currently be predicted. Our investments include commercial mortgage loans secured by hospitality properties which depend, in part, on tourism. If tourism were to not recover as anticipated, it could have a significant effect on these properties. Tourism could not recover as anticipated as a result of a variety of factors related to the COVID-19 virus, including restrictions on travel by corporations or governmental entities and any additional restrictions imposed due to increased health risks from variants of the virus. In addition, hospitality properties that depend on revenue from conferences or business travel may continue to be particularly affected.

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Our investments also include commercial mortgage loans secured by retail properties. In the event of a large-scale quarantine in the United States or specific areas within the United States as a result of the COVID-19 virus, or its variants, individual stores and shopping malls may be closed for an extended period of time or consumers may move to more on-line shopping.

To the extent the COVID-19 virus results in a world-wide economic downturn, there may be widespread corporate downsizing and an increase in unemployment. This could negatively impact our commercial mortgage loans secured by office, multifamily and industrial properties, and our ability to make distributions to our unitholders. Further, increased shutdowns and economic turmoil may result in delays in the deployment of funds raised in this offering.

Fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures relate to the yield on our loans and other investments and the financing cost of our debt. Changes in interest rates and credit spreads may affect our net income from loans and other investments, which is the difference between the interest and related income we earn on our interest-earning investments and the interest and related expense we incur in financing these investments. Interest rate and credit spread fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make loans or investments, the value of our loans and investments and our ability to realize gains from the disposition of assets. Increases in interest rates and credit spreads may also negatively affect demand for loans and could result in higher borrower default rates.

Our operating results depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. The yields we earn on our floating-rate assets and our borrowing costs tend to move in the same direction in response to changes in interest rates. However, one can rise or fall faster than the other, causing our net interest margin to expand or contract. In addition, we could experience reductions in the yield on our investments and an increase in the cost of our financing. Although we seek to match the terms of our liabilities to the expected lives of loans that we acquire or originate, circumstances may arise in which our liabilities are shorter in duration than our assets, resulting in their adjusting faster in response to changes in interest rates. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments. In addition, unless we enter into hedging or similar transactions with respect to the portion of our assets that we fund using our balance sheet, returns we achieve on such assets will generally increase as interest rates for those assets rise and decrease as interest rates for those assets decline.

We operate in a competitive market for lending and investment opportunities which may intensify, and competition may limit our ability to originate or acquire desirable loans and investments or dispose of assets we target and could also affect the yields of these assets and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market for lending and investment opportunities, which may intensify. Our profitability depends, in large part, on our ability to originate or acquire our target assets on attractive terms. In originating or acquiring our target assets, we compete for opportunities with a variety of lenders and investors, including REITs, specialty finance companies, public and private funds (including funds managed by affiliates of our Sponsor), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with maintaining an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations.

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Prepayment rates may adversely affect our financial performance and the value of certain of our assets.

Our business is currently focused on originating mortgage loans or other debt instruments secured by commercial real estate assets. Our borrowers may be able to repay their loans prior to their stated maturities. In periods of declining interest rates and/or credit spreads, prepayment rates on loans generally increase. If general interest rates or credit spreads decline at the same time, the proceeds of such prepayments received during such periods may not be reinvested for some period of time or may be reinvested by us in assets yielding less than the yields on the assets that were prepaid.

Prepayment rates on loans may be affected by a number of factors including, but not limited to, the then-current level of interest rates and credit spreads, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic, and legal factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks.

Difficulty in redeploying the proceeds from repayments of our existing loans and investments may cause our financial performance and our ability to fulfill our obligations relative to the Series A Units.

As our loans and investments are repaid, we will look to redeploy the proceeds we receive into new loans and investments, repay borrowings, pay interest on the Series A Units, or redeem outstanding Series A Units. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and our ability to fulfill our obligations related to the Series A Units will suffer.

 If we are unable to successfully integrate new assets and manage our growth, our results of operations and financial condition may suffer.

We may be unable to successfully and efficiently integrate newly-acquired assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could adversely affect our results of operations, financial condition, and ability to fulfill our obligations related to the Series A Units.

The lack of liquidity in certain of our assets may adversely affect our business.

The illiquidity of certain of our assets may make it difficult for us to sell such investments if the need or desire arises. Certain assets such as mortgages and other loans are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. Moreover, many of the loans and securities we invest in are not registered under the relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge, or their disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, many of our investments are illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, for example as a result of margin calls, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Manager (and/or its affiliates) has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations, financial condition, and ability to fulfill our obligations related to the Series A Units.

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We are subject to additional risks associated with priority loan participations.

Some of our loans may be participation interests in which we share the rights, obligations, and benefits of the loan with other lenders. From time to time these participations may be structured so that other participants have a priority to payments of interest and principal over us, or, in other words, our rights to payments of interest and principal will be subordinate to the satisfaction of the priority rights of those participants. In such cases, if a borrower defaults on a participation loan, or if the borrower is in bankruptcy, our interest in the participation loan will be satisfied only after the interests of the other lenders in the participation loan are satisfied. In those instances, our risk of loss is greater than the risk associated with those participants with priority over our other loans. If the underlying collateral is insufficient to pay-off the other participating lenders, then we may experience losses that would have a material adverse effect on our operations.

Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.

While our loans and investments focus primarily on “performing” real estate-related interests, our loans and investments may also include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “sub-performing” or “non-performing” following our acquisition thereof. Certain of our investments may include properties that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk.

 In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructure and improve the operations of our borrower entities. The activity of identifying and implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to identify and implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time.

These financial or operating difficulties may never be overcome and may cause borrower entities to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value from collateral for loan positions held by us, may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

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Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We may invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

There are increased risks involved with our lending activities to renovation or rehabilitation projects.

Lending to projects involving renovations or rehabilitations, which include our investment in loans that fund such projects, may expose us to increased lending risks. Lending to projects involving renovations or rehabilitations generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating costs and anticipating delays and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans. Further, as the lender under a such a loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. We may not have the funds available at such future date(s) to meet our funding obligations under the loan. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.

If a borrower fails to complete the project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

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Changes to, or the elimination of LIBOR may adversely affect interest expense related to our loans and investments.

On December 31, 2021, the Financial Conduct Authority (the “FCA”) ceased publication of most tenors of LIBOR, except that the date upon which the LIBOR administrator will cease publication of U.S. Dollar LIBOR was deferred to September 30, 2024 for certain tenors (including one, three, six, and 12-month rates) using an unrepresentative ‘synthetic’ methodology or synthetic U.S. dollar LIBOR. The LIBOR administrator may discontinue or modify remaining LIBOR tenors prior to that date. In addition, the LIBOR administrator prohibited the use of the synthetic U.S. dollar LIBOR for new contracts beginning July 1, 2023. Accordingly, the continuation of U.S. LIBOR on the current basis cannot be guaranteed going forward and, in the absence of further deferrals, will be fully discontinued on September 30, 2024. The U.S. Federal Reserve, together with the Alternative Reference Rates Committee, have identified the Secured Overnight Financing Rate (SOFR) as their preferred replacement index, however some uncertainty remains as to whether SOFR or another rate will actually replace LIBOR.

We cannot predict the effect of the FCA’s decision not to sustain LIBOR, or, if changes are ultimately made to LIBOR, the effect of those changes. Any such changes could increase our financing costs, which could impact our results of operations, cash flows and the market value of our investments.

Our success depends on the availability of attractive investments and our Manager’s, and by extension, our Sponsor’s, ability to identify, structure, consummate, leverage, manage and realize returns on our debt investments.

Our operating results are dependent upon the availability of, as well as our Manager’s ability, and by extension, our Sponsor’s and its affiliates’, ability, to identify, structure, consummate, manage and realize returns on our debt investments. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by the level and volatility of interest rates and credit spreads, conditions in the financial markets, general economic conditions, the demand for investment opportunities in our target assets and the supply of capital for such investment opportunities. We cannot assure you that our Manager will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such investments, once made, will perform as anticipated.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or rehabilitation projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and sponsors.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our Series A Unitholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans.

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The due diligence process that our Manager, through our Sponsor and its personnel, undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our Manager incorrectly evaluates the risks of our investments we may experience losses.

Before making investments for us, our Manager, through our Sponsor and its personnel, conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by our Manager, through the Sponsor and its personnel, may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Manager at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Therefore, we cannot assure you that our Manager will have knowledge of all circumstances that may adversely affect such investment.

Insurance on loans and real estate securities collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015 and the Terrorism Risk Insurance Program Reauthorization Act of 2019, which the latter extended TRIA through the end of 2027, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance, and there is no assurance that this legislation will be extended after its expiration. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

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We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

If we foreclose on certain of the loans we originate or acquire, then we are subject to the general risks of owning real estate.

Fluctuations in vacancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of a property difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy, cost of tenant improvements or future costs of operating a property will be accurate since such matters will depend on events and factors beyond the control of the Manager. Such factors include continued validity and enforceability of the leases, vacancy rates for similar properties, financial resources of tenants and rent levels near the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property, competition from similar properties, interest rates and real estate tax rates, governmental rules, regulations and fiscal policies, the enactment of unfavorable real estate laws, rent control, environmental or zoning law, and hazardous material law, uninsured losses, effects of inflation, and other risks. Properties may not perform in accordance with expectations which could result in losses that harm our results of operations and financial conditions. There is no certainty that we will be able to sell or refinance such properties on favorable terms, or at all.

Properties obtained through the foreclosure on one of our loans we originate or acquire may involve substantial risks.

Properties obtained through a foreclosure may be distressed, poorly managed or in need of repositioning or other improvements. We may underestimate the amount of time, difficulty and cost of leasing vacant space. Additionally, we may underestimate the costs of improvements required to bring a property up to standards suitable for its intended use or its intended market position. No assurance can be given that the Manager will manage such properties in a way that is profitable to the Company.

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The properties underlying our investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments.

Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties securing loans we have made, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments, including the Series A Units issued in our securitization transactions for which we are required to retain a portion of the credit risk, may be rated by rating agencies. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value and liquidity of our investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Many of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of the statutory exclusion provided in Section 3(c)(5)(C) for companies engaged primarily in investment in mortgages and other liens on or interests in real estate. In order to qualify for this exclusion, we must maintain, on the basis of positions taken by the SEC’s Division of Investment Management, or the “Division,” in interpretive and no-action letters, a minimum of 55% of the value of our total assets in mortgage loans and other related assets that are considered “mortgages and other liens on and interests in real estate,” which we refer to as “Qualifying Interests,” and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of SEC or Division guidance that supports the treatment of other investments as Qualifying Interests, we will treat those other investments appropriately as real estate-related assets or miscellaneous assets depending on the circumstances.

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In August 2011, the SEC staff commenced an advance notice rulemaking initiative, indicating that it is reconsidering its interpretive policy under Section 3(c)(5)(C) and whether to advance rulemaking to define the basis for the exclusion. We cannot predict the outcome of this reconsideration or potential rulemaking initiative and its impact on our ability to rely on the exclusion. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the requirements of Section 3(c)(5)(C) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are Qualifying Interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

The Manager is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Manager is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

The Manager is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because the Company does not believe that it meets the registration requirements under the Advisers Act. In order to fall under the Advisers Act, the Manager must: (i) be in the business of (ii) providing advice or analyses on securities (iii) for compensation. First, the Company does not believe the Manager advises on “securities” because its investments in first-position mortgages are not securities under the Advisers Act. Second, the Company believes that any investments in securities will be solely incidental to its investment strategy and therefore, the Manager would not be considered to be “in the business of” providing advice on securities. Third, whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, the Manager must include the value of each “securities portfolio” it manages. The Manager expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities. However, the SEC will not affirm our determination of what portion of our investments are not securities. As a result, there is a risk that such determination is incorrect, and as a result, our investments are a securities portfolio. In such event, the Manager may be acting as an investment adviser subject to registration under the Advisers Act but not be registered. If our investments were to constitute a securities portfolio, then the Manager may be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, the Manager would be required to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

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USE OF PROCEEDS

As of January 31, 2024, we have received $19,249,000 million in gross proceeds from this offering. We estimate that the additional net proceeds we will receive from this offering will be approximately $18,831,532 if we raise the Maximum Offering Amount, after deducting selling commissions and fees payable to our managing broker-dealer and selling group members, and payment of the O&O Fee to our Manager.

We plan to use substantially all of the net proceeds from this offering to originate and make commercial mortgage loans and acquire other senior secured real estate debt investments consistent with our investment strategies. We may also use a portion of the net proceeds to pay fees to our Manager or its affiliates, for working capital and for other general corporate purposes, as described in more detail below. The table below demonstrates our anticipated uses of offering proceeds, but the table below does not require us to use offering proceeds as indicated. Our actual use of offering proceeds will depend upon market conditions, among other considerations. The numbers in the table are approximate.

We originate senior loans collateralized by commercial real estate in the U.S. We also may originate or acquire other real estate-related debt assets. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering to invest in assets other than our target assets, subject to our exclusion from regulation under the Investment Company Act. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager that are consistent with our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

Maximum Offering Amount

	Series A Units(7)
	Amount	Percent
Gross offering proceeds	$20,751,000	100.00
Less offering expenses:
Selling commissions(1)	$830,040	4.00
Managing broker-dealer fee(2)	$207,510	1.00
Wholesaling fee(3)	$207,510	1.00
Expense Reimbursement(4)	$259,388	1.25
O&O Fee(5)	$415,020	2.00

Net Proceeds	$18,831,532	90.75

Working capital(6)	$166,008	0.80

Amount available for investment	$18,665,524	89.95

(1)

We will pay selling commissions of 4% of gross offering proceeds on the sale of Series A Units. Our managing broker-dealer may reallow selling commissions to selling group members, in whole or in part. Kevin Kennedy, an officer and member of the board of managers of our Sponsor, and Raymond Davis, an officer of our Manager, are registered as associated persons of our Managing Broker-Dealer. As a result, they may be paid all or a part of any selling commission resulting from Series A Units sold directly by them or through certain selling group members.

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(2)	We will pay a managing broker-dealer fee of up to 1% of the gross offering proceeds on the sale of Series A Units.

(3)

We may pay a wholesaling fee of up to 1% of gross proceeds on the sale of Series A Units. We are not required to pay the wholesaling fee, but we may agree to pay the wholesaling fee to our managing broker-dealer for sales made by certain selling group members, which it may reallow, in whole or in part, to those selling group members. Kevin Kennedy, an officer and member of the board of managers of our Sponsor, and Raymond Davis, an officer of our Manager, are registered as associated persons of our Managing Broker-Dealer. As a result, they may be paid all or a part of any selling commission resulting from Series A Units sold directly by them or through certain selling group members.

(4)	We will pay a non-accountable expense reimbursement of up to 1.25% of gross offering proceeds on the sale of Series A Units to the Managing Broker-Dealer.

(5)

We will pay our Manager the O&O Fee of 2% of gross proceeds from the offering. To the extent actual organizational and offering expenses exceed 2% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us. If actual organization and offering expenses are less than 2% of the gross proceeds from the offering, the Manager will be entitled to retain any excess of the O&O Fee over actual organization and offering expenses as compensation for its services in organizing our company and this offering. In no event will the O&O Fee payable to our Manager exceed 2% of the offering proceeds.

(6)	We expect to use $320,000 at the Maximum Offering Amount for working capital and general corporate purposes.

(7)	This table assumes we sell the Maximum Offering Amount, and further assumes no Series A Units sold net of Selling Fees and Expenses.

PLAN OF DISTRIBUTION

Who May Invest

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse (or spousal equivalent) in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

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(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse (or spousal equivalent), exceeds $1,000,000 at the time you purchase the Series A Units (see below on how to calculate your net worth);

(iii)

You are an executive officer, director, trustee, general partner or advisory board member of the issuer or a person serving in a similar capacity as defined in the Investment Company Act of 1940, as amended, the Investment Company Act, or a manager or executive officer of the general partner of the issuer;

(iv)

You are an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or an exempt reporting adviser as defined in Section 203(l) or Section 203(m) of that act, or an investment adviser registered under applicable state law.

(v)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership or a limited liability company, not formed for the specific purpose of acquiring the Series A Units, with total assets in excess of $5,000,000;

(vi)	You are an entity, with investments, as defined under the Investment Company Act, exceeding $5,000,000, and you were not formed for the specific purpose of acquiring the Series A Units;

(vii)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, any Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act of 1961 or a private business development company as defined in the Investment Advisers Act of 1940;

(viii)	You are an entity with total assets not less than $5,000,000 (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(ix)

You are a trust with total assets in excess of $5,000,000, your purchase of the Series A Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Series A Units;

(x)

You are a family client of a family office, as defined in the Investment Advisers Act, with total assets not less than $5,000,000, your purchase of the Series A Units is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the prospective investment, and the family office was not formed for the specific purpose of investing in the Series A Units;

(xi)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(xii)

You are a holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, “net worth” is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Series A Units.

Determination of Suitability

The selling group members and registered investment advisors recommending the purchase of Series A Units in this offering have the responsibility to make every reasonable effort to determine that your purchase of Series A Units in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Plan of Distribution – Who May Invest “ above;

•	can reasonably benefit from an investment in the Series A Units based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the Series A Units; and

•	have apparent understanding of:

o	the fundamental risks of the investment;

o	the risk that you may lose your entire investment;

o	the lack of liquidity of the Series A Units;

o	the restrictions on transferability of the Series A Units; and

o	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The selling group members and registered investment advisors recommending the purchase of Series A Units in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Series A Units is suitable and appropriate for you.

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The Offering

We are offering a maximum offering amount of $20,751,000 of the Series A Units to the public through our managing broker-dealer at a price per Series A Unit of $1,000. As of January 31, 2024, we had issued $19,249,000 of Series A Preferred Units.

Our Manager has arbitrarily determined the selling price of the Series A Units and such price bears no relationship to our book or asset values, or to any other established criteria for valuing securities.

The Series A Units are being offered on a “best efforts” basis, which means generally that our managing broker-dealer is required to use only its best efforts to sell the securities, and it has no firm commitment or obligation to purchase any of the securities. The offering will continue until the Offering Termination Date. We will conduct closings on the 20th of each month or, if the 20th is not a business day, the next succeeding business day, assuming there are funds to close, until the Offering Termination Date.

We shall have a period of 30 days after receipt of a subscription to accept or reject the subscription. If rejected, we will return all funds to the rejected subscribers within ten business days. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us and the Series A Units purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through Crescent Securities Group, Inc., our managing broker-dealer.

Managing Broker-Dealer and Compensation We Will Pay for the Sale of the Series A Units

Our managing broker-dealer will receive (a) selling commissions of 4.00% of gross offering proceeds of the offering, (b) a managing broker-dealer fee of up to 1% gross offering proceeds, (c) a wholesaling fee of up to 1.00% of gross proceeds, and (d) a non-accountable expense reimbursement of up to 1.25% of gross offering proceeds. Each of the foregoing items of compensation may be re-allowed in whole or in part to Selling Group Members.

Kevin Kennedy, an officer and member of the board of managers of our Sponsor, and Raymond Davis, an officer of our Manager, are registered as associated persons of our managing broker-dealer. As a result, they may be paid all or a part of any selling commissions resulting from Series A Units sold directly by them or through certain selling group members. Total underwriting compensation to be received by or paid to participating FINRA member broker-dealers, including commissions, managing broker-dealer fee, and wholesaling fee will not exceed 10.0% of proceeds raised with the assistance of those participating FINRA member broker-dealers.

Set forth below are tables indicating the estimated compensation and expenses that will be paid in connection with the offering to our managing broker-dealer.

	Per Series A Unit	Maximum Offering Amount
Offering:
Price to investor:	$1,000	$20,751,000
Less selling commissions:	$40.00	$830,040
Less managing broker-dealer fee:	$10.00	$207,510
Less expense reimbursement	$12.50	$259,388
Less wholesaling fee:	$10.00	$207,510
Remaining Proceeds:	$927.50	$19,246,552	*

* The table above does not include an organizational and offering fee, or O&O Fee of 2.00% of offering proceeds ($700,000 at the maximum offering amount) payable to our Manager. Our Manager will be entitled to retain as compensation any amount by which the O&O Fee exceeds actual organization and offering expenses. To the extent organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us. In no event will the O&O Fee payable to our Manager exceed 2.00% of the offering proceeds.

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We have agreed to indemnify our managing broker-dealer, the selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us in connection with the offering. The amounts shown assume we sell all the Series A Units offered hereby, and that all Series A Units are sold in the offering with the maximum wholesaling fee.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase the Series A Units; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Series A Units.

Discounts for Series A Units Purchased by Certain Persons

We may pay reduced or no selling commissions, managing broker-dealer fee, and/or wholesaling fee in connection with the sale of Series A Units in this offering to:

●	registered principals or representatives of our managing broker-dealer and selling group members (and immediate family members of any of the foregoing persons);
●	our employees and officers or those of our Manager or our Sponsor, or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons);

●

clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer); or

●	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions, managing broker-dealer fee, and/or wholesaling fee may elect not to accept all or a portion of such compensation. In that event, such Series A Units will be sold to the investor at a per unit purchase price, net of all or a portion of selling commissions, managing broker-dealer fee, and/or wholesaling fee. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions, managing broker-dealer fee, and/or wholesaling fee payable in connection with sales to or through the persons described above.

Either through this offering or subsequently on any secondary market, affiliates of our company may buy the Series A Units if and when they choose. There are no restrictions to these purchases.

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How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form included as an exhibit to the offering circular. Subscription agreements may be submitted in paper form and should be delivered to Crescent Securities Group, Inc., Attn: Red Oak Capital Fund VI, LLC, 4975 Preston Park Blvd, Suite 820, Plano, TX 75093. Subscriptions may also be submitted electronically, if electronic subscription agreements and signature are made available to you by your broker-dealer or registered investment advisor. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. You may pay the purchase price for your shares by: (i) check; (ii) wire transfer in accordance with the instructions contained in your subscription agreement; or (iii) electronic funds transfer via ACH in accordance with the instructions contained in your subscription agreement. All checks should be made payable to “Red Oak Capital Fund VI, LLC.” We will hold closings on the 20th of each month or, if the 20th is not a business day, the next succeeding business day, assuming there are funds to close. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber.

By completing and executing your subscription agreement or order form you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Series A Units for your own account, and that your rights and responsibilities regarding your Series A Units will be governed by the Operating Agreement included as an exhibit to this offering circular.

Book-Entry, Transfer Agent, DTC

We have engaged Phoenix American as the transfer agent for this offering. Series A Units are issued to investors in book-entry only format. The transfer agent will record and maintain records of the Series A Units issued by us.

We have gained eligibility for the Series A Units to be issued and held through the book-entry systems and procedures of Depository Trust Corporation, or “DTC”, and intend for all Series A Units purchased through DTC participants to be held via DTC’s book-entry systems and to be held in the name of DTC, or its nominee, Cede & Co. (DTC’s nominee) on the books of the transfer agent.

So long as DTC, or its nominee, Cede & Co., is the registered owner of Series A Units purchased through DTC participants, such nominee will be considered the sole owner and holder of those Series A Units for all purposes. Owners of beneficial interests in those Series A Units will not be entitled to have the units registered in their names and will not be considered the owners or holders under the Company’s Operating Agreement, including for purposes of receiving any reports delivered by us. Accordingly, each person owning a beneficial interest in a Series A Unit registered to DTC or its nominee must rely on either the procedures of DTC or its nominee in order to exercise any rights of a holder of Series A Units.

As a result:

•

all references in this offering circular to actions taken either by Series A Unitholders will refer to actions taken by Series A Unitholders who have not purchased their units through a DTC participant or by DTC upon instructions from its direct participants; and

•

all references in this offering circular to payments and notices to holders of Series A Units will refer either to (i) payments and notices to DTC or Cede & Co. for distribution to you in accordance with DTC procedures, or (ii) or payments or notices to Series A Unitholders who have not purchased their units through a DTC participant.

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DILUTION

During the past year, none of the Series A Units have been acquired by our Manager, Sponsor, their affiliates or any of their respective officers or directors. Our Sponsor has committed to contribute $1.5 million in exchange for 6,000 Common Units in the Company at a price per Common Unit of $250. The committed capital of the Sponsor may be called at any time and in amounts in the discretion of the Manager.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

 Red Oak Capital Fund VI, LLC, a Delaware limited liability company, was formed on June 10, 2021. We acquire and manage commercial real estate loans and securities and other real estate-related debt instruments. We implement an investment strategy that preserves and protects our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. We actively participate in the servicing and operational oversight of our assets through Red Oak Capital GP, LLC, or our Manager, rather than subrogate those responsibilities to a third party.

The Company does not act as a land or real estate developer and currently has no intent to invest in, acquire, own, hold, lease, operate, manage, maintain, redevelop, sell or otherwise use any undeveloped real property or developed real property, unless such actions are necessary or prudent based upon borrower default in accordance with the terms of the debt instruments held by the Company.

On December 9, 2022, we filed an offering statement on Form 1-A with the United States Securities and Exchange Commission, or SEC, to offer up to $35,000,000 of our 8.00% Series A and 8.65% Series Ra Unsecured Bonds. Additionally, on December 9, 2022, we filed an offering statement on Form 1-A with the SEC to offer up to $40,000,000 of our Series A Units, pursuant to exemptions from registration under Tier II of Regulation A, each referred to herein collectively as the “offerings”. Subsequently, the offering of our bonds was qualified on January 23, 2023, and our offering of preferred units was qualified on January 26, 2023, and we commenced offering the securities at that time.

As of June 30 2023, the Offerings had issued $17,771,000 of Series A Bonds, $160,000 of Series Ra Bonds, and $9,621,000 of Series A Units. As of January 31, 2024, the Offerings had issued $28,677,000 of Series A Bonds, $530,000 of Series Ra Bonds and $19,249,000 of Series A Units.

As of June 30, 2023, the Company held one senior secured loan providing $8,000,000 of loan principal to the borrower. The interest rate on the loan is 11.00% and the maturity date is June 30, 2025. As of January 31, 2024, the Company held two additional senior secured loans, providing $7.7 million and $14.5 million of loan principal to the respective borrowers with the loans bearing interest at 9.5% and 10.0%, respectively. The following table outlines the terms of the loans closed by the Company as lender: as of January 31, 2024:

Borrower	Location	Maturity	Note Principal	Interest Rate
Hill Island CHP SPV LLC (1)	Sacramento, CA	6/30/2025	$8,000,000	11.00%
Ocean Shores Property Owner, LLC (2)	D’Iberville, MS	12/31/2025	$7,700,000	9.50%
DE Gateway Center Other Units, LLC (3)	West Bloomfield, MI	12/31/2025	$14,500,000	10.00%

(1)

Subsequent to the loan closing, $2,000,000 was participated in by a third-party lender and the Company entered into a loan participation agreement with Oak Institutional Credit Solutions, LLC, a related party and Delaware limited liability company OICS whereby the Company sold a participation interest to OICS equal to 5.6% of the $8.0 million senior secured loan for a purchase price of $450,000. Pursuant to the terms of the participation agreement, the lenders will split all interest payments and fees from the CHP Loan according to their respective participation interest in the CHP Loan, and the Company will serve as the lead lender and primary servicer of the CHP Loan.

(2)

Subsequent to the loan closing, the Company entered into a loan participation agreement with OICS whereby the Company sold a participation interest to OICS equal to 10.4% of the $7.7 million senior secured loan for a purchase price of $800,000. Pursuant to the terms of the participation agreement, the lenders will split all interest payments and fees from the Ocean Shores Loan according to their respective participation interest in the Ocean Shores Loan, and the Company will serve as the lead lender and primary servicer of the Ocean Shores Loan.

(3)

Subsequent to the loan closing, the Company entered into a loan participation agreement with OICS whereby the Company sold a participation interest to OICS equal to 5.2% of the $14.5 million senior secured loan for a purchase price of $750,000. Pursuant to the terms of the participation agreement, the lenders will split all interest payments and fees from the Gateway Loan according to their respective participation interest in the Gateway Loan, and the Company will serve as the lead lender and primary servicer of the Gateway Loan.

The following is a summary of the terms of the loans held by the Company as of January 31, 2024:

Hill Island CHP

On June 30, 2023, the Company provided a $8,000,000 senior secured loan (the “CHP Loan”) to Hill Island CHP SPV, LLC, a Delaware limited liability company (“CHP”).

The CHP Loan carries an interest rate of eleven percent (11.00%) in accordance with the following: (a) interest of nine percent (9.00%) per annum shall accrue on the unpaid principal amount outstanding which amount shall be paid monthly in cash on the first day of each calendar month; and (b) interest of two percent (2.00%) per annum shall accrue on the unpaid principal amount outstanding which amount shall not be payable monthly but shall be capitalized into the principal amount of the CHP Loan by increasing the principal amount due under the note. The CHP Loan will mature, and is payable, on June 30, 2025, subject to the option of CHP to extend the loan term two six-month periods payment of an extension fee per extension.

CHP may prepay the CHP Loan in whole at no premium or penalty provided, that such prepayment is accompanied by payment of the applicable payoff fees and costs.  Upon the repayment or any prepayment of the CHP Loan, CHP shall pay an exit fee equal to (i) 2.00% of the original principal amount of the CHP Loan  if repaid within one year of the original issuance of the CHP Loan; (ii) 4.00% of the original principal amount of the CHP Loan if repaid within one to two years of the original issuance of the CHP Loan; and (iii) 6.00% of the original principal amount of the CHP Loan if repaid within two to three years of the original issuance of the CHP Loan.

Ocean Shores

On December 15, 2023, the Company provided a $7,700,000 senior secured loan (the “Ocean Shores Loan”) to Ocean Shores Property Owner, LLC, a Delaware limited liability company (“Ocean Shores”).

The Ocean Shores Loan carries an interest rate of nine and one-half percent (9.50%) in accordance with the following: (a) interest of nine and one-half percent (9.50%) per annum shall accrue on the unpaid principal amount outstanding, which shall be paid monthly in cash on the first day of each calendar month; and (b) zero percent (0.00%) per annum shall accrue on the unpaid principal amount outstanding which amount will not be payable monthly but will be capitalized into the principal amount of the Ocean Shores Loan by increasing the principal amount due under the note. The Ocean Shores Loan will mature on December 31, 2025, subject to the option of Ocean Shores  to extend the loan term for two six-month periods, subject to certain conditions, including payment of an extension fee per extension.

Ocean Shores may prepay the Loan in whole at no premium or penalty provided, that such prepayment is accompanied by payment of the applicable payoff fees and costs. Upon the repayment or any prepayment of the Ocean Shores Loan, the Borrower shall pay an exit fee equal to (i) 2.00% of the original principal amount of the Ocean Shores Loan if repaid within two to three years of the original issuance of the Ocean Shores Loan.

Gateway

On December 19, 2023, the Company provided a $14,500,000 senior secured loan (the “Gateway Loan”) to DE Gateway Center Other Units, LLC, a Michigan limited liability company (“Gateway”).

The Gateway Loan carries an interest rate of ten percent (10.00%) in accordance with the following: (a) interest of ten percent (10.00%) per annum shall accrue on the unpaid principal amount outstanding which amount shall be paid monthly in cash on the first day of each calendar month; and (b) interest of zero percent (0.00%) per annum shall accrue on the unpaid principal amount outstanding which amount will not be payable monthly but will be capitalized into the principal amount of the Gateway Loan by increasing the principal amount due under the note. The Gateway Loan will mature, and is payable, on December 31, 2025, subject to the option of Gateway to extend the loan term for two six-month periods, subject to certain conditions, including payment of an extension fee per extension.

Gateway may prepay the Gateway Loan in whole provided, that, Gateway shall have paid, or shall pay as a penalty in connection with the prepayment, minimum interest in an amount equal to six months of interest on the original principal of the Gateway Loan. Upon the repayment or any prepayment of the Gateway Loan, Gateway shall pay an exit fee equal to (i) 2.00% of the original principal amount of the Gateway Loan if repaid within one year of the original issuance of the Gateway Loan; (ii) 2.50% of the original principal amount of the Gateway Loan if repaid within one to two years of the original issuance of the Gateway Loan; and (iii) 3.00% of the original principal amount of the Gateway Loan if repaid within two to three years of the original issuance of the Gateway Loan.

We are managed by our Manager, which is wholly owned by Red Oak Capital Holdings, LLC, our Sponsor, a Charlotte, North Carolina based commercial real estate finance company specializing in the acquisition, processing, underwriting, operational management and servicing of commercial real estate debt instruments. We benefit from our Sponsor’s significant experience in the marketing and origination of project transactions in which to properly and efficiently evaluate suitable investments for our Company.

’

We do not have any employees. We rely on the employees of our Sponsor, as the sole member of our Manager, and its affiliates for the day-to-day operation of our business.

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Results of Operations - For the period from June 10, 2021 (date of formation) to December 31, 2022 and for the period from January 23, 2023 (commencement of operations) to June 30, 2023

Having not commenced active operations as of December 31, 2022, we had not acquired any property loans or other assets, our management was not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted assets, the commercial real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

We operate on a calendar year. Set forth below is a discussion of our operating results for the period January 23, 2023 (commencement of operations) through June 30, 2023.

As of June 30, 2023, the Company held one senior secured loan, pursuant to which the Company, as the lender, provided $8,000,000 of senior secured loan principal to the borrower. See the table in the section above for additional details on the outstanding loan.

The borrowers generally have the option to extend the maturity date of the notes for two additional six-month terms, subject to certain terms and conditions, including the payment of extension points in an amount equal to one percent (1.0%) of the outstanding and unpaid principal at the time of each additional extension and a zero to one percent (0% - 1.0%) increase in the note’s interest rate for each additional extension option. The notes are prepayable in whole or in part, subject to the following penalties for prepayment: (i) any payment of principal within the first six (6) months of the loan term is subject to a penalty of three percent (3.0%) of the unpaid principal balance; and (ii) during the remainder of the loan term, any prepayment of the principal outstanding balance outside of the six (6) months prior to the maturity date is subject to a penalty of one percent (1.0%) of the unpaid principal balance.

On June 30, 2023, the Company entered into a loan agreement with Hill Island CHP SPV LLC, a Delaware limited liability company, to provide an $8.0 million senior secured mortgage loan. The mortgage loan bears interest at a rate of 11.0% and has an initial maturity date of June 30, 2025. Per the terms of the loan agreement, the maturity date can be extended for up to two consecutive 6-month periods. The underlying property is a single-story office building located in Sacramento, CA.

For the period January 23, 2023 (commencement of operations) through June 30, 2023, our total revenues from operations amounted to $4,417. Operating costs for the same period, including organization fees of $551,040 and bond interest expense of $493,445 amounted to $1,183,253. Net loss for the period amounted to $1,178,836 .

We are working diligently through our expanding pipeline of potential senior secured loans in order to deploy our cash on hand.

Results of Operations - For the Period Ended June 30, 2022

We had not commenced operations as of June 30, 2022.

Liquidity and Capital Resources

As of December 31, 2022, we had not yet sold any Bonds. As of June 30, 2023, we had issued $17,771,000 of Series A Bonds, $160,000 of Ra Bonds, and $9,621,000 of Series A Preferred Units, pursuant to our offerings of Bonds and Preferred Units. Our principal demands for cash will continue to be for acquisition costs, including the purchase price or principal amount of any property loans, securities or other assets we acquire, the payment of our operating and administrative expenses, and all continuing debt service obligations, including our debt service on the Bonds. Generally, we will fund additional acquisitions from the net proceeds of the Bonds offering. We intend to acquire additional assets with cash and/or debt.

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As of June 30, 2023, the Company had cash on hand of $18,046,724 and bond service reserves of $672,413. The bond service reserves required pursuant to the Indenture related to the Bonds, which requires 3.75% of the gross proceeds from the Offering to be placed into a reserve account held by the bond trustee for the purpose of paying our bond service obligations through January 24, 2024.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations, including the debt service obligations of the Bonds. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent upon the performance of the mortgagor related to each of our assets and the economic and business environments of the various markets in which our underlying collateral properties are located. Our ability to liquidate our assets is partially dependent upon the state of real estate markets and the ability of mortgagors to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient, then we may exercise the option to partially leverage the asset to increase liquidity. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of assets and undistributed cash flow, subject to the limitations previously described. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Bonds offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

Trend Information

As of June 30, 2023, we had raised $17,771,000 of Series A Bonds, $160,000 of Series Ra Bonds, and $9,621,000 of Series A Preferred Units. Subsequent to June 30, 2023 and as of the January 31, 2024, we had raised $28,677,000 of Series A Bonds, $530,000 of Series Ra Bonds, and $19,249,000 of Series A Preferred Units. We intend to use the net proceeds from the Offering to continue to issue senior secured loans on commercial real estate and thereby increase cash flows.

In the first half of 2023, the Company closed its first senior secured commercial real estate loan with principal of $8,000,000. Subsequent to the loan closing, $450,000 of loan principal was participated with a related party lender, and $2,000,000 of loan principal was participated with a third party lender.  In the fourth quarter of 2023, the Company closed two senior secured loans with $22,200,000 of loan principal in aggregate, gross of $1,600,000 in loan principal that was participated with a related party lender. We are experiencing an increase in origination volumes  and we expect capital deployment to increase through first and second quarter of 2024. As we issue additional senior secured loans on commercial real estate, the Company’s cash flows increase.

As a result of macro events including the conflict in the Ukraine, inflation and the lingering effects of the COVID-19 pandemic, uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of these events has been rapidly evolving and presents material uncertainty and risk with respect to our future financial results and capital raising efforts. We are unable to quantify the impact these events may have on us at this time. As of the date of this report, the loan in the Company’s portfolio is performing. However, we may experience adverse effects in the performance of our loans in the future as a result of economic conditions which may materially alter our ability to pay our debt service obligations and fees.

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GENERAL INFORMATION AS TO OUR COMPANY

Our Company

Red Oak Capital Fund VI, LLC, a Delaware limited liability company was formed on June 10, 2021 to originate senior loans collateralized by commercial real estate in the U.S. Our business plan is to originate, acquire and manage commercial real estate loans and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the capabilities and expertise of our Manager, a wholly owned subsidiary of our Sponsor. Our Manager intends to actively participate in the servicing and operational oversight of our assets rather than subrogate those responsibilities to a third party.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial real estate in the U.S. Through our Manager, we draw on our Sponsor’s and its affiliates’ established sourcing, underwriting and structuring capabilities in order to execute our investment strategy.

The Company does not intend to act as a land or real estate developer and currently has no intent to invest in, acquire, own, hold, lease, operate, manage, maintain, redevelop, sell, or otherwise use any undeveloped real property or developed real property, unless such actions are necessary or prudent based upon borrower default in accordance with the terms of the debt instruments held by the Company.

Our principal executive offices are located at 5925 Carnegie Boulevard, Suite 110, Charlotte, North Carolina 28209, and our telephone number is (616) 343-0697. For more information on our Sponsor, its website is www.redoakcapitalholdings.com. The information on, or otherwise accessible through, our Sponsor’s website does not constitute a part of this offering circular.

Our Sponsor and Management

Our Sponsor is a Grand Rapids, Michigan based commercial real estate finance company specializing in the acquisition, origination, processing, underwriting, operational management, and servicing of commercial real estate debt instruments. Combined, this incorporates over 130 years of cumulative commercial real estate lending, management and workout experience, with in excess of $30B funded. Our Sponsor has significant experience in the marketing and origination of real estate debt financing in which to properly and efficiently evaluate suitable investments for our Company.

Our Sponsor has committed to contribute $1,500,000 in exchange for 6,000 Common Units in the Company. The committed capital of the Sponsor may be called at any time and in amounts in the discretion of the Manager.

Concurrent Offerings

Contemporaneous with the offering described in this circular, and subject to qualification, we intend to offer up to $35,000,000 of our Series A and Ra Unsecured Bonds pursuant to an exemption from registration under Tier II of Regulation A. The Series A and Ra Unsecured Bonds are intended to have an interest rate associated with them of 8% and 8.65% per annum, respectively. The Bonds will be unsecured and will rank junior to any senior secured indebtedness from time to time outstanding, and pari passu with our unsecured indebtedness, if any, from time to time outstanding unless such debt is expressly subordinated to the Bonds. Funds available for distribution to pay the Preferred Return and the Additional Preferred Return at any given time would be determined by our Manager after accounting for expenses and adequate reserves, both such categories would implicate our obligations pursuant to the Bonds. See Description of Securities Being Offered – Distributions by Our Company; see also Risk Factors – We intend to offer unsecured Bonds contemporaneously with the offer of Series A Units, and the priority of our obligations to the Bondholders could adversely impact our performance and the overall value of an investment in Series A Units.

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INVESTMENT POLICIES OF OUR COMPANY

Investment Strategy

Our investment approach is to originate short-term, high-yielding senior loans collateralized by income producing commercial real estate assets to established and qualified real estate investors and operators at reasonable loan-to-value ratios which will be vetted through our underwriting process. We intend to focus on transactions that meet our underwriting risk parameters, but do not meet the typical conforming standards of traditional banks and lenders. Our borrowers, as a rule, will not be credit-rated borrowers, and, in many instances, our borrowers or their projects may not conform to the more conservative standards of regulated banks or other financial institutions.  Our Manager assesses the “credit quality” of a given borrower or loan by utilizing the guidelines discussed below to subjectively determine the likelihood of repayment of principal, as well as the payment of interest and fees, whether through the borrower’s compliance with the loan terms or through realization of the underlying collateral.   In any given instance, the cases for the credit quality of the loan may be more compelling than others, but still represents our Manager’s subjective assessment based on the guidelines below.

We intend to follow the guidelines below while originating commercial loans:

Lien Position: We intend to originate loans where we will have a first/senior lien position. We do not intend to make junior or mezzanine loans. Notwithstanding such senior lien position, we may hold participation interests in loans where the other participant(s) have priority in the right of payment of principal and interest.

Concentration: We intend for senior secured commercial real estate loans originated by us to generally range between $1,000,000 and $15,000,000. We will consider loans larger than $10,000,000 in a co-invest structure. We expect no loan or co-investment will exceed 20% of our capital, unless we are in our first 24 months of active operations or our Manager determines that such an investment is in our best interest.

Assets Classes: We intend to originate loans secured by income producing commercial properties including, but not limited to, multifamily, office, retail, hospitality, industrial, mixed-use, self-storage, manufactured housing and or any combination thereof. We do not intend to originate loans to special purpose or raw land classes of real estate.

Geography: We intend to originate loans secured by assets located in the top approximately 400 Metropolitan Statistical Areas, or “MSAs,” within the United States, which is defined as one or more adjacent counties that have at least one urban core area of at least a population of 30,000, plus adjacent territory that has a high degree of social and economic integration as measured by commuting ties. We do not intend to originate loans secured by assets in regions classified as agricultural, rural, or outside of the U.S. or its immediate territories.

Natural Disasters: We do not intend to originate loans to known geographic regions that have been recently hit by a natural disaster.

Zoning: We intend to originate loans in which the underlying collateral has approval or maintains a zoning status of conforming, legal non-conforming or conforming with variance.

Borrower Structure and Guarantee: We intend for the borrower of record to be a fully registered, active corporation or limited liability company. We do not intend to lend to individuals. We intend for full or partial recourse or non-recourse with industry standard (“Bad Boy”) carve-outs that trigger full recourse from both the entity and its key principals to be standard for each loan.

We intend to record a security interest in all real property used as collateral for the loan, as well as a UCC-1 filing on all chattel and other borrower assets.

Loan-to-Value and Loan-to-Cost: We do not intend for the loan-to-value, or “LTV,” of the assets securing our loans to exceed 75% of the projected stabilized value in the case of a rehabilitation or sale price in the case of a purchase transaction. On occasion we may elect to exceed the 75% LTV if we believe the transaction circumstances warrant the additional risk. We do not intend for the loan-to-cost, or “LTC,” to exceed 100% in the case of a rehabilitation project. The LTC is still subject to the maximum LTV of 75% as mentioned previously.

Term: We intend that the loans originated or purchased by the Company will have terms of 12-36 months, including two options for extension (six-months of renewability each which extensions generally trigger additional borrower extension fees and increased interest rates).

Interest Reserves: We intend for loans made to require six to twelve months of interest reserves.

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Investment Objectives

The Company intends to originate senior secured short-term, high-yielding loans and debt instruments secured by a diversified set of income producing commercial real estate assets. We intend to target a total return equal to 9.50% per annum on a calendar year, cumulative, non-compounding basis, to holders of Series A Units, by leveraging the opportunities in the following areas herein.

Experienced Management Team

The principals of our Sponsor and its affiliates have extensive transaction analysis and structuring experience, in fact when combined, they have over 130 years of cumulative commercial real estate lending, management and workout experience, with in excess of $30B funded. There is a dedicated staff of originators, processors, underwriters and analysts who have field experience in the origination, closing and servicing of loans as well as implementing tactical strategies at the asset level to create maximum value.

Sourcing Deals

Our Sponsor is well known in the industry, and has cultivated extensive relationships with other lenders, mortgage bankers/brokers, and borrowers by establishing themselves as a key source for funding real estate investments which allows us to have a “first look” at these opportunities before transactions are brought to the open market. Our Sponsor takes an active role in maintaining its status as a key player through numerous types of marketing outreach including email blasts, social media posting, conference attendance and regular conference calls with commercial real estate broker attendees where the principals are able to showcase the type of transactions for which they are currently seeking. The network is constantly being expanded as the Company expands into other key markets and asset classes.

As detailed above, our Sponsor has an extensive network of contacts with expansive market reach to source meaningful deal flow. The principals of our Sponsor have an intimate knowledge of our market. Transactions that are generated by our origination personnel are initially vetted based on location, asset type, collateral value, and asset quality. Transactions that qualify then move through the credit process with strict adherence to multiple reviews in every phase of the process, including initial evaluation, due diligence, underwriting and closing. At the initial evaluation, exit strategies are modeled, discussed and defined with the borrowers and potential take out or refinance partners.

Process Efficiency Technology

Our Sponsor employs standard commercial lending market technology in order to originate, process, evaluate, fund, manage and service loans. The technologies are reviewed and enhanced from time to time to maintain best in class analysis, process and management of loan assets. These technologies substantially reduce the time and manual demands of our underwriting process and allow more attention to be devoted to risk analysis.

Portfolio Management

Oversight

To properly manage risk and deploy capital, our Sponsor has created a multi-pronged approach to systematically reduce risk for our investors. One of these prongs is the proprietary ROCX Platform, which provides real-time loan opportunity tracking as well as robust asset management capabilities for loans made. With the help of this platform, we are able to scale to a higher volume of transactions without sacrificing the ability and human expertise necessary to ensure deal quality. Below is an illustration of the process that each borrower must go through in order to be approved for a loan from us.

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Decision Tree

Our Sponsor performs a thorough analysis of potential loan opportunities through proprietary, institutional quality sizing and underwriting models utilizing industry standard benchmarks and data to determine the viability of these opportunities and their ability to generate appropriate returns for the Company and the ability to be repaid on the successful completion of the borrower’s business plan.

Exceptions Documentation

For a loan application to move through the application, underwriting and closing process, we require full documentation and adherence to underwriting standards outlined in our extensive and proprietary underwriting guidelines set on an asset class level. Exceptions to policy and/or guidelines are disclosed by underwriting and approved by the Credit Risk Committee of our Sponsor.

Aggregate Exception Tracking and Reporting

We will be tracking the aggregate level of exceptions which helps detect shifts in the risk characteristics of loan portfolios. When viewed on a case-by-case basis, underwriting exceptions may not appear to increase risk significantly, as exceptions are mitigated during and approval and before closing; however, when aggregated, even well mitigated exceptions can increase portfolio risk significantly. Aggregate exceptions will be analyzed regularly and reported to the Credit Risk Committee of our Sponsor quarterly. These analyses and reports will allow the Sponsor’s Credit Risk Committee and Investment Committee to evaluate underwriting practices and assess the level of compliance.

Underwriting

We will employ a “bottom-up” approach to focus on the fundamentals of both the borrower and the underlying real estate in order to assess the quality of the overall loan opportunity. This approach allows us to seek investments with targeted and appropriate risk / return parameters. Through the use of an institutional quality credit approach and modeling, underwriting is able to concentrate on the higher risk areas of a transaction and propose the appropriate risk mitigation strategies.

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Credit Risk Committee

The Credit Risk Committee of our Sponsor is comprised of senior management with extensive commercial real estate lending experience and is tasked with reviewing, analyzing, structuring and approving loan opportunities such that the strengths and risks are identified and the risks mitigated. A credit memorandum is created by the underwriter detailing the loan request, its metrics, the strengths, weakness and mitigants of the loan as well as the underwriter’s recommendations for conditions and approval. The underwriter presents the credit memorandum to the Credit Risk Committee for a full discussion of the loan opportunity and its acceptability for approval. Loan approval by the Credit Risk Committee requires majority approval.

Concentration Risk

Managing the loan portfolio includes reviewing any concentrations of risk. By segmenting the portfolio into groups with similar characteristics, management can evaluate them while considering the risk tolerances and develop strategies for diversifying the portfolio. Our Sponsor and its management team monitors these risk concentrations in the form of the geographic area, asset class, loan type and loan-to-value ranges. The Investment Committee of our Sponsor monitors these risks by reviewing the segments weekly and when approving newly originated loans.

Collections and Workout

An important part of risk mitigation and loss prevention is having a systemized monitoring process for the continual evaluation and analysis of asset performance and stability. Our Manager takes a proactive approach in this area by requiring the submission and review of financial reports of each asset from a borrower on a quarterly basis. This allows for early intervention and develops a cooperative effort with borrowers to help avert and address potential financial difficulties. Nonetheless, there may be occasions where an asset is not performing as expected.

Short-term delinquencies (less than 30 days) on an asset are managed directly by the servicing department with back up monitoring by Asset Management. Should an asset become 60 days delinquent, it is then placed into watch or workout status dependent upon Asset Management’s determination of the severity of the default. Asset Management then reviews more thoroughly for implementation of loss prevention measures, which may include utilization of borrower reserves to maintain asset performance, attachment of financial accounts and income, and if necessary, management oversight or operational intervention of the underlying collateral.

Any asset in default status is reviewed with management for instituting a workout plan with the borrower in an effort to quickly analyze options, mitigate loss, and avoid foreclosure action. Should workout provisions fail, then with management’s legal team, the full protections afforded to us pursuant to the loan documents will be enforced, up to and including the foreclosure and sale of the underlying collateral and other assets as necessary. Our standard loan documentation contains provisions which make the borrower’s filing for bankruptcy protection prior to us exercising our rights under the terms of default an independent event of default.

Red Oak Capital Properties, LLC, or “ROCP”, is a subsidiary of our Sponsor which was formed for the principal purpose of acquiring rectifiable properties and distressed loans from the Funds, which is defined below, as well as other third-party sellers. While we reserve the right to sell distressed loans or subject collateral real estate to third parties, we may sell distressed loans to ROCP for a purchase price we anticipate to be equal to outstanding principal, unpaid charges and accrued interest on the distressed loan.

Strategic Use of Leverage

 If strategically appropriate, we may use third party debt financing, including but not limited to secured and unsecured debt facilities and lines of credit, to expand the volume of loans we can provide. By carefully securing debt financing at pricing which is lower than the pricing for which we provide loans to our borrowers or the pricing on loans we purchase, the potential exists to significantly enhance deal volume and, in turn, revenue, which could allow us to meet and exceed our investment objectives. We anticipate that any such debt would not exceed 70% of the aggregate value of our investments and cash and equivalents as of the date of a regular reporting period. The value of such investments shall be determined by Generally Accepted Accounting Principles (GAAP) prevailing in the United States and applicable to the Company for the fiscal year ended December 31, 2022 whereby debt notes will be valued at amortized cost less impairment and any owned properties at the lower of cost or net realizable value.

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Investment Allocation Policy

In addition to the Company, the Sponsor sponsors and manages, Red Oak Capital Fund II, LLC, Red Oak Capital Fund III, LLC, Red Oak Capital Fund IV, LLC, Red Oak Capital Fund V, LLC, Red Oak Income Opportunity Fund, LLC and Red Oak Capital Intermediate Income Fund, which are collectively referred to herein as the “Existing Funds”, and is considering sponsoring several additional investment vehicles, which are collectively referred to with the Existing Funds and the Company as the “Funds.” Each of the Funds has the same or a similar business model as the other Funds.

The Sponsor has established an Investment Committee that has established criteria to appropriately decision the allocation of investments amongst the Sponsor’s Funds, which have similar business models to the Company. These criteria are reviewed periodically by the Investment Committee to insure their efficacy.

In the event a loan opportunity becomes available which is suitable for multiple Funds, assuming those Funds have sufficient available money available for investment, the Fund which has had the greatest number of days outstanding of net deployable capital shall generally first be assigned the loan opportunity.

In determining whether or not the loan would be suitable for more than one Fund, the Investment Committee will examine a variety of factors including, but not limited to:

•	cash requirements of each Fund

•	the effect of the loan on diversification of each Fund (size of loan to overall portfolio, asset types, geographic area and diversification of the tenants associated with collateral properties),

•	the anticipated cash flow of each Fund

•	the amount of funds available to each Fund

•	length of time such funds have been available for investment

The Sponsor shall require the Investment Committee to document each investment allocation decision simultaneous with the approval of each investment opportunity, before deployment of capital, including the rationale for allocations, in a manner that evidences that certain offerings did not receive preferential treatment regarding limited capacity investment opportunities.

Generally, the Funds sponsored by the Sponsor will not be allocated participations in, or co-invest in, loans, subject to one or more participation funds, whose business model will be to solely acquire minority participation interests in commercial real estate loans made by other funds sponsored by the Sponsor (“Participation Funds”). When a lending opportunity is offered to a fund which is not a Participation Fund, it will generally be offered the opportunity to provide the entirety of the loan, subject to participation from a Participation Fund, at the discretion of the Investment Committee. In extremely limited circumstances, multiple funds sponsored by the Sponsor, which are not Participation Funds, may be offered an opportunity to participate in a loan, but only after consultation with legal counsel in consideration of applicable issues of corporate and securities law, among others.

Each Participation Fund shall establish its own investment committee (a “Participation Fund IC”) separate and apart from the Sponsor’s Investment Committee. A Participation Fund IC shall include at least 5 individuals including at least 3 who are not members of the Investment Committee.

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Following the allocation of a loan opportunity to a Fund in accordance with the procedures above, the Investment Committee shall determine whether to seek a participation from a Participation Fund for such opportunity. It is anticipated that only one Participation Fund will be permitted to participate in any given loan opportunity. Following determination by the Investment Committee to seek participation, the Investment Committee shall present such participation opportunity to the applicable Participation Fund’s Participation Fund IC. The Participation Fund IC shall, in its sole discretion, determine whether and the extent to which the Participation Fund shall participate in the presented opportunity. The Participation Fund IC shall review and document its decision regarding each potential participation in a manner reflecting independent underwriting and analysis of the opportunity from that of the Investment Committee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain U.S. federal income tax considerations relating to an investment in the Company. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, published rulings and pronouncements of the IRS and judicial decisions, all as in effect on the date of this Memorandum. These authorities are subject to change, perhaps with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of an investment in the Company or that any such position would not be sustained by a court.

This discussion is general and may not apply to all categories of investors, some of which may be subject to special rules, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Interests as capital assets. Except to the extent set forth below under the headings “Taxation of Tax-Exempt Members” and “Taxation of Non-U.S. Members,” this summary does not address the U.S. federal income tax considerations that may be relevant to tax-exempt organizations and Non-U.S. Persons (as defined below), including foreign pension funds, non-U.S. governments and international organizations. This discussion does not address all potential U.S. federal income tax consequences that may apply to a particular investor or any other U.S. federal tax laws, such as the 3.8% tax on net investment income or the estate and gift tax laws. This discussion also does not address any state, local or non-U.S. tax considerations, nor does it address any tax consequences arising under U.S. federal laws other than those pertaining to income taxes. The actual tax consequences of the purchase and ownership of interests may vary depending on an investor’s particular circumstances. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

For purposes of this discussion, a “U.S. Person” is a beneficial owner of an interest that is (i) an individual who is a citizen of the United States or is treated as a resident of the United States for U.S. federal income tax purposes, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (as defined in the Code) or (b) has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.” A “U.S. Member” is a Member that is a U.S. Person. A “Non-U.S. Person” is a beneficial owner of an interest that is an individual, corporation, estate or trust for U.S. federal income tax purposes that is not a U.S. Person. A “Non-U.S. Member” is a Member that is a Non-U.S. Person.

If an interest is held by an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the tax treatment of the partners thereof generally will depend on the status of the partners and the activities of the partnership. Prospective investors that are treated as partnerships for U.S. federal income tax purposes and their partners should consult their tax advisors regarding the tax consequences of an investment in the Company.

Prospective investors should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of an Interest, in light of their particular circumstances.

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Classification as a Partnership for U.S. Federal Income Tax Purposes

Subject to the discussion of “publicly traded partnerships” set forth below, a domestic entity (such as the Company) that has two or more members and that is not organized as a corporation under U.S. federal or state law generally will be classified as a partnership for U.S. federal income tax purposes, unless it elects to be treated as a corporation. The Company will not make an election to be treated as a corporation for U.S. federal income tax purposes. An entity such as the Company that otherwise would be classified as a partnership for U.S. federal income tax purposes nonetheless will be taxable as a corporation if it is a “publicly traded partnership” and fails to meet an annual qualifying income test. The Manager intends to obtain and rely on representations and undertakings from each member and conduct the activities of the Company to ensure that the Company is not treated as a publicly traded partnership. If the Company were taxable as a corporation, it would be taxed on its earnings at the corporate rate, and any distributions to the members would be taxable as dividends to the members to the extent of the current or accumulated earnings and profits of the Company.

The Manager intends that the Company will be classified as a partnership for U.S. federal income tax purposes and the following discussion assumes the Company will be classified as such. An organization that is classified as a partnership for U.S. federal income tax purposes generally is not subject to U.S. federal income tax itself, although it must file an annual information return. The classification of an entity as a partnership for such purposes may not be respected for certain state, local or non-U.S. tax purposes.

Indemnity. Each member will be required to indemnify the Company for any tax obligations imposed on the Company with respect to such member’s investment. The amount of any taxes paid by or withheld from receipts of the Company that are allocable to a member will be deemed to have been distributed to the member.

Possible IRS Challenges; Tax Audits. The IRS may challenge the Company’s treatment of items of income, gain, loss, deduction and credit, or its characterization of the Company’s transactions, and any such challenge, if successful, could result in the imposition of additional taxes, penalties and interest charges. The Manager decides how to report the partnership items on the Company’s tax returns. In the event the income tax returns of the Company are audited by the IRS, the tax treatment of the Company’s income and deductions generally will be determined at the partnership level in a single proceeding rather than by individual audits of the partners.

Under the U.S. federal income tax rules for auditing partnerships, the Company is required to designate a representative who will have the sole authority to act for the Company in connection with a U.S. federal income tax audit of the Company. The Manager will be designated as the Company’s “partnership representative” and will have considerable authority to make decisions that will affect the Company and the members. In general, with certain exceptions not expected to be applicable to the Company, if an audit of the Company results in adjustments to the Company’s treatment of items of income, gain, loss, deduction or credit, including the allocation of such items among the members, or its characterization of the Company’s transactions, any resulting increase in taxes, interest or penalties may be imposed on, and collected directly from, the Company in the year in which the tax audit is finally resolved (as opposed to adjusting the income of the persons who were members in the year being audited). Thus, tax liabilities relating to earlier years can result in taxes being indirectly imposed on members in later years, including members who acquired their interests after the taxable year to which the adjustment relates. In addition, the new procedures can result in tax liabilities that may be higher than the taxes that would have been imposed directly on a member under current rules, because the rules do not fully take into account a partner’s particular circumstances.

The Company may be able to elect to pass-through certain audit adjustments to those persons who were members during the taxable year to which the audit relates (rather than the Members in the year the audit is resolved).

Under this alternative procedure, the persons who were members during the audited taxable year would take the adjustments into account in the year in which the audit is resolved (rather than amending their tax returns for the year to which the audit relates) and those members would also be liable for applicable penalties and for interest at an increased rate.

These partnership audit provisions have the potential to increase the possibility that the Company could be audited, and could create additional complexity for members with respect to U.S. federal income tax compliance. In addition to applying to the Company, these provisions will apply to flow-through vehicles in which the Company has an investment. The application of these partnership audit provisions is unclear in certain respects, and the Company or its members may be adversely affected by these provisions.

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U.S. Federal Income Taxation of U.S. Members

General. Each U.S. member will be required to take into account, as described below, its distributive share of items of income, gain, loss, deduction and credit of the Company for each taxable year of the Company ending with or within the U.S. member’s taxable year. U.S. members must report those items without regard to whether any distribution has been or will be received from the Company. Each item generally will have the same character and source (either U.S. or foreign) as though the U.S. member had realized the item directly. The Company may invest in stock of certain types of foreign corporations, or equity in other entities treated as transparent for U.S. tax purposes, or engage in transactions such as hedging transactions, that could cause the Company, and consequently its investors, to recognize taxable income without receiving any cash. In addition, the Company may make investments that could give rise to a substantial amount of ordinary income. Accordingly, taxable income allocated to a U.S. member for a taxable year may exceed cash distributions, if any, made to such U.S. member for such year, in which case the U.S. member would have to satisfy tax liabilities arising from its investment in the Company from the U.S. member’s own funds.

It is possible that a significant portion of any income recognized by a U.S. member with respect to its investment in the Company will be ordinary income or income that is not otherwise eligible for the reduced tax rates that can apply to long-term capital gain recognized by non-corporate U.S. members. It is also possible that a significant portion of the income generated by the Company may either be ineligible for the deduction for “qualified business income” (as defined below under “— Recent Legislative or Other Possible Actions Affecting U.S. Tax Aspects”) or that non-corporate members will be subject to limitations in the Code, which would have the effect of preventing non-corporate U.S. members from benefitting from the lower effective tax rates applicable to business income from certain entities that are eligible for such deduction.

Company Distributions. If cash (including, in certain circumstances, “marketable securities”) distributed to a U.S. member in any year, including for this purpose any reduction in the U.S. member’s share of the Company’s liabilities (directly or through lower tier partnerships), exceeds the U.S. member’s share of the taxable income of the Company for that year, the excess generally will constitute a return of capital and will be applied to reduce the tax basis of the U.S. member’s interest. Any distribution in excess of such basis generally will result in taxable gain to the U.S. member. In general, non-liquidating distributions of property, other than cash (including, in certain circumstances, “marketable securities”) will reduce the basis (but not below zero) of a U.S. Member’s interest by the amount of the Company’s basis in the property immediately before its distribution, but will not result in taxable income or gain to the U.S. member.

Basis. A U.S. member’s tax basis in its interest is generally equal to the amount of cash the U.S. member has contributed to the Company, increased by the U.S. member’s share of income and liabilities of the Company, and decreased by the U.S. member’s share of distributions, losses and reductions in Company liabilities.

Allocations of Income, Gain, Loss and Deduction. Pursuant to the LLC Agreement, items of the Company’s taxable income, gain, loss, deduction and credit are allocated so as to take into account the varying interests of the members over the term of the Company. Treasury regulations provide that allocations of items of partnership income, gain, loss and deduction will be respected for U.S. federal income tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partner’s interest in a partnership. It is possible that the IRS could challenge the Company’s allocations as not being in compliance with the Treasury regulations. Any resulting reallocation of tax items may have adverse tax and financial consequences to a U.S. Member.

Limits on Deductions for Losses and Expenses. It is possible that losses and expenses of the Company could exceed the Company’s income and gain in a given year. In general, each U.S. member will be entitled to deduct its allocable share of the Company’s net losses to the extent of its tax basis in its Interest at the end of the tax year in which the losses are recognized. However, Company losses and various Company expenses allocable to certain U.S. Members may be subject to limits on deductibility for U.S. federal income tax purposes. For example, limitations that may apply for U.S. members who are individuals or closely held corporations include limitations relating to “passive losses,” amounts “at risk,” “investment interest,” “business interest,” “excess business losses” and “miscellaneous itemized deductions” as further discussed below.

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The Company may also generate capital losses, the deductibility of which are subject to significant limitations. For example, capital losses generally may not be deducted against income other than capital gains and may not be carried back to offset income or gains recognized in prior years. Because of these and other limitations on the deductibility of losses and expenses, an investor may not be able to use losses or expenses generated by the Company to offset income or gain generated by the Company or to offset income or gain recognized by the investor from sources other than the Company. Prospective investors should consult their tax advisors regarding the application of these rules to an investment in the Company.

Non-corporate U.S. members (including certain closely held corporations) generally may deduct losses from passive activities only to the extent of their income from passive activities. Income or losses derived from a passive activity generally include income or losses derived from a trade or business in which the taxpayer does not materially participate (including a trade or business conducted through a fiscally-transparent entity in which the taxpayer owns an interest). In addition, the Company expects to hold assets that give rise to gross income from interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business (“portfolio assets”). The income generated by the Company’s portfolio assets (including gain or loss from the disposition thereof) generally cannot be offset by a U.S. member’s losses or income from passive activities. Subject to applicable limitations, losses from passive activities that are disallowed in a taxable year may be carried forward and deducted against income from passive activities in future years or may be allowed as a deduction against income from non-passive activities (including income from portfolio assets) in the year in which the taxpayer disposes of the passive activity in a fully taxable transaction to an unrelated person.

Company expenses may be treated as miscellaneous itemized deductions or may have to be capitalized for tax purposes. Individual investors, as well as certain estates and trusts, are precluded from claiming any miscellaneous itemized deductions for taxable years beginning before January 1, 2026. Under prior law, which would also apply for taxable years beginning in 2026 or later, miscellaneous itemized deductions are permitted only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income.

To the extent that the Company has interest expense, a non-corporate U.S. member may be subject to the limitation on the deduction of “investment interest” under the Code. Investment interest includes interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment and short sale expenses. Investment interest is not deductible in the current taxable year to the extent it exceeds a taxpayer’s net “investment income,” consisting of net gain and ordinary income in the current year from investments. For the purposes of this limitation, net long-term capital gains are generally excluded from the computation of investment income, unless the taxpayer elects to pay tax on such gain at ordinary income tax rates. Subject to applicable limitations, investment interest that is disallowed in a taxable year may be carried forward and deducted against investment income in future years.

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In general, the ability to deduct “business interest” expense (generally interest on debt that is allocable to a trade or business) incurred by entities treated as partnerships for U.S. federal income tax purposes is limited to the extent that the net business interest expense of the partnership exceeds 30% of the partnership’s “adjusted taxable income.” If a U.S. member’s allocable share of interest expense incurred by such a partnership is disallowed under these rules, the disallowed interest may be carried forward and deducted in future years, subject to applicable partner-level limitations on interest deductibility, but only to the extent that the U.S. member is allocated “excess taxable income” from the same partnership that generated the disallowed business interest.

An “excess business loss” of a non-corporate taxpayer is not allowed for the taxable year, effective for taxable years beginning after December 31, 2020 and before January 1, 2026. For purposes of this rule, an “excess business loss” is generally the excess, if any, of the net loss attributable to trades or businesses of the taxpayer over a specified threshold amount. Any excess business loss of the taxpayer is treated as part of the taxpayer’s net operating loss and carried forward to subsequent taxable years. In the case of an entity treated as a partnership for U.S. federal income tax purposes, this rule applies at the partner level, and a partner’s allocable share of the items of income, gain, deduction or loss of the partnership is taken into account in calculating the partner’s limitation.

In general, neither the Company nor any member may currently deduct organizational or syndication expenses. The Company may elect to amortize the remainder of its organizational expenses over a 180-month period. Syndication expenses (including placement fees) must be capitalized and cannot be amortized or otherwise deducted. However, the capitalization of such syndication expenses and unamortized organizational expenses may result in increased capital loss or decreased capital gain on the disposition or liquidation of an Interest in the Company.

Sale or Exchange of U.S. Member Interests. Subject to the application of Section 751 of the Code, discussed below, a U.S. member that sells or otherwise disposes of an interest in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between its adjusted basis in the interest and the amount realized from the sale or disposition. The amount realized will include the U.S. member’s share of the Company’s liabilities outstanding at the time of the sale or disposition. If the U.S. member holds the interest as a capital asset, the gain or loss generally will constitute capital gain or loss to the extent a sale of assets by the Company would qualify for such treatment. Gain or loss on disposition of an interest generally will be long-term capital gain or loss if the U.S. member has held the interest for more than one year on the date of such sale or disposition; provided that a capital contribution by the U.S. member to the Company within the one-year period ending on such date will cause part of such gain or loss to be short term capital gain or loss.

If at the time a U.S. member disposes of its interest, the Company holds assets or investments that, if sold, would generate ordinary income (including for example, investments in “controlled foreign corporations” and “passive foreign investment companies” or investments in lower-tier partnerships with appreciated trade or business assets), under Section 751 of the Code, the U.S. member will be required to recognize ordinary income equal to the amount of ordinary income that would be allocated to the U.S. member if the Company sold all of its assets for fair market value and liquidated. If Section 751 of the Code applies to a disposition, the amount of gain or loss to the U.S. member on the disposition of its interest will be adjusted to equal the difference between the amount of ordinary income required to be recognized under Section 751 of the Code and the amount of gain or loss that the U.S. Member otherwise would have recognized on the sale of its Interest, as described in the preceding paragraph.

In the event of a sale or other transfer of an interest at any time other than the end of the Company’s taxable year, the share of income and losses of the Company for the year of transfer attributable to the transferred interest will be allocated for U.S. federal income tax purposes between the transferor and the transferee using either an interim closing or a proration method reflecting the respective periods during such year that each of the transferor and the transferee owned the interest.

Mandatory Basis Adjustment. A transfer of partnership interests and the distribution of partnership property are subject to certain basis adjustment rules intended to limit the use of partnerships to shift or duplicate losses. These rules effectively treat a partnership as having an election under Section 754 of the Code in effect in certain situations, resulting in an adjustment to the tax basis of the partnership’s assets. For example, a partnership (other than a partnership that has elected to be treated as an “electing investment partnership”) must make basis adjustments under Section 743 of the Code following a transfer of a partnership interest if the partnership has a built-in loss of more than $230,000 as if such partnership had made an election under Section 754 of the Code, whether or not an election is actually in effect. This mandatory basis adjustment would affect the transferee member, but not the other members. There are similar provisions that apply to an in-kind distribution of property that has a built-in loss of more than $230,000, although it is not currently anticipated that the Company will make distributions that would cause those provisions to apply.

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U.S. Federal Income Taxation of Tax-Exempt Members

Income recognized by an entity that is exempt from U.S. federal income tax generally is exempt from U.S. federal income tax except to the extent the income constitutes UBTI. The amount of UBTI, if any, that will be realized by U.S. members and Non-U.S. members that are exempt for U.S. federal income tax purposes (“Tax-Exempt Members”) will depend on the nature of the Company’s operations and investments. With exceptions for certain types of entities, UBTI generally is defined as income from a trade or business regularly carried on by a U.S. tax-exempt entity that is unrelated to its exempt purpose, including an unrelated trade or business regularly carried on by a partnership of which the entity is a partner (limited, in the case of a Non-U.S. Member, to such income from U.S. sources). Subject to the discussion of the “debt-financed property” rules discussed below, UBTI generally does not include dividends, interest or rents from real property, subject to certain exceptions, or gains from the sale of property that is neither inventory nor held for sale to customers in the ordinary course of business, but does include operating income from operating assets that are held in a “flow-through” entity for U.S. federal income tax purposes. UBTI may be adjusted by deductions for certain expenses attributable to the unrelated trade or business, but must be separately computed for each unrelated trade or business. As a result, losses from one trade or business generally may not be used to offset income from another trade or business in determining the total amount of UBTI a tax-exempt entity is required to recognize. In general, a tax-exempt entity deriving gross income characterized as UBTI that exceeds $1,000 in any taxable year is obligated to file a U.S. federal income tax return, even if it has no tax liability for that year as a result of deductions against such gross income, including an annual $1,000 statutory deduction.

If a Tax-Exempt Member’s acquisition of an interest is debt-financed, or the Company incurs “acquisition indebtedness” with respect to an investment, then all or a portion of the income attributed to the debt-financed property would be included in UBTI regardless of whether such income otherwise would be excluded as dividends, interests, rents, gain or loss from the sale of eligible property, or other similar income. In the case of ordinary income from debt-financed property, such income would be included in UBTI only in tax years in which the Tax-Exempt Member or the Company, as applicable, had acquisition indebtedness outstanding. In the case of a sale of debt-financed property, such gain would be included in UBTI if the Tax-Exempt Member or the Company, as applicable, had acquisition indebtedness outstanding with respect to the property at any time during the 12-month period prior to the sale. The Company may borrow money and accordingly incur acquisition indebtedness and generate UBTI for Tax-Exempt Members. If the Company were to invest in a flow-through entity that is, directly or indirectly through one or more flow-through entities, engaged in a trade or business, income derived from such investments by the Company generally would be treated as UBTI, and UBTI may also be generated in connection with the sale of such investment. In addition, fee income actually received or deemed to be received by the Company or the members may be treated as UBTI in certain circumstances.

The Manager will have no obligation to structure the Company’s investments to minimize or avoid the realization of UBTI by Tax-Exempt Members. In addition, the Company, directly or indirectly through joint venture vehicles, may incur substantial indebtedness. Thus, an investment in the Company could cause a Tax-Exempt Member to realize a significant amount of UBTI. The potential for having income characterized as UBTI may have a significant effect on any investments by a Tax-Exempt Member in the Company and may make an investment in the Company unsuitable for some tax-exempt entities. Tax-Exempt Members should consult their own tax advisors regarding all aspects of UBTI.

Excise Tax on Certain Tax-Exempt Entities Entering into Prohibited Tax Shelter Transactions. Section 4965 of the Code imposes an excise tax on certain tax-exempt entities (and their managers) that become a “party” to a “prohibited tax shelter transaction.” In published guidance, the IRS narrowed the circumstances in which a tax-exempt entity could be considered a “party” to a prohibited tax shelter transaction, and under currently issued guidance, an investment by a Tax-Exempt Member in the Company should not result in the Member being considered a “party” to a prohibited tax shelter transaction for purposes of Section 4965 of the Code. However, there can be no assurance that future guidance would not give rise to circumstances in which an investment in the Company could cause a Tax-Exempt Member to be considered a “party” to a prohibited tax shelter transaction.

Section 4968 of the Code, imposes an annual excise tax equal to 1.4% of the net investment income of an “applicable educational institution.” Any income earned with respect to an Interest held by a Tax-Exempt Member that is an applicable educational institution may be subject to this excise tax.

U.S. Federal Income Taxation of Non-U.S. Members

In general, the tax treatment of a Non-U.S. member will depend on whether the Company is deemed to be engaged in a U.S. trade or business and whether the Company earns ECI. The Company intends to invest primarily in investments that will constitute U.S. real property interests, which are expected to generate ECI as described below.

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Investment Income. To the extent the Company is not engaged in a U.S. trade or business (or such income is not effectively connected to a U.S. trade or business), non-U.S. source dividends and interest paid to the Company and, except as discussed below, gains from the sale or other disposition of stock or debt securities by the Company, that are allocable to a Non-U.S. member generally will not be subject to U.S. federal income tax. However, a nonresident individual present in the United States for 183 or more days in the taxable year of a sale generally will be subject to a 30% U.S. federal income tax (or applicable lower treaty rate) on any gain resulting from such sale if either (i) such individual’s tax home for U.S. federal income tax purposes is in the United States or (ii) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual.

To the extent the Company is not engaged in a U.S. trade or business (or such income is not effectively connected to a U.S. trade or business), U.S. source dividends paid to the Company that are allocable to a Non-U.S. member generally will be subject to a 30% withholding tax. U.S. source interest paid to the Company that is allocable to a Non-U.S. Member will also be subject to a 30% withholding tax unless such interest qualifies as portfolio interest. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a U.S. person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. A Non-U.S. member who is resident for tax purposes in a country with respect to which the United States has an income tax treaty may be eligible for a reduced rate of withholding on such member’s distributive share of U.S. source interest and dividends. A Non-U.S. member generally will not qualify for treaty benefits with respect to U.S.-source income unless the Company (as well as any other entities in the chain of ownership between the Company and the entity giving rise to the U.S. source income) is treated as fiscally transparent under the laws of the Non-U.S. Member’s country of residence for tax purposes.

U.S. Trade or Business Income. In addition to its investments in U.S. real property interests, it is possible that the Company may make other investments in flow-through entities that would result in the Company being treated as engaged in a U.S. trade or business and give rise to ECI. If the Company were engaged in a U.S. trade or business or otherwise realizes ECI, each Non-U.S. Member would be required to file U.S. tax returns and pay U.S. income tax on its share of the Company’s ECI. ECI realized by a Non-U.S. Member generally will be subject to U.S. income tax on a net basis at graduated rates. In addition, the Company would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. federal income tax rate of each Non-U.S. member’s share of the Company’s ECI (thus, the Company would be liable for taxes attributable to a Non-U.S. member’s investment in the Company), and a Non-U.S. member could generally credit such taxes withheld against its U.S. federal income tax liability. Under applicable U.S. Treasury regulations, if a Non-U.S. member recognizes ECI and does not timely file a U.S. federal income tax return, the Non-U.S. member may be unable to deduct items of loss and expense in computing its ECI and thus may be subject to U.S. federal income tax on its gross, rather than net, ECI. In addition, a member that is a non-U.S. corporation may also be subject to an additional branch profits tax of 30% on its share of the Company’s effectively connected earnings and profits (which generally will include any ECI realized with respect to its investment in the Company), adjusted as provided by law (subject to reduction under an applicable tax treaty).

If the Company were engaged in a U.S. trade or business or otherwise realizes ECI, it is possible that the amount of taxes required to be withheld or paid by the Company with respect to a Non-U.S. member could exceed the cash that would otherwise be distributable to such Non-U.S. member. In this case, a Non-U.S. member would be required to contribute cash to the Company to satisfy the Company’s withholding and tax obligation with respect to such Non-U.S. member.

If the Company is engaged in a U.S. trade or business for U.S. federal income tax purposes, gain on the disposition (including by redemption) by a Non-U.S. member of its Interest would be treated as ECI to the extent that the Non-U.S. member would recognize ECI if the Company sold all of its assets at fair market value as of the date of such disposition, and the transferee of an Interest generally would be required to deduct and withhold 10% (unless the 15% withholding rate under Section 1445 applies, as discussed below) from the amount realized on such disposition (which amount would be creditable against the Non-U.S. member’s U.S. federal income tax liability in connection with the disposition or otherwise). Under future guidance to be issued by the Treasury Department and the IRS, the Company would generally be required to withhold amounts from payments that are made to any Non-U.S. member that is a transferee of an interest in the Company if such transferee failed to withhold the proper amount on acquisition of an interest. Under this rule, it is possible that the Company may be required to withhold amounts from payments that are made to any Non-U.S. member in connection with a subsequent closing. Any such withholding obligation will be economically borne by the applicable Non-U.S. members.

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In addition, if the Company is engaged in a U.S. trade or business for U.S. federal income tax purposes, Non-U.S. members would be viewed as being engaged in a trade or business in the United States and as maintaining an office or other fixed place of business in the United States. Certain other income of a Non-U.S. member could thus be treated as ECI as a result of such Non-U.S. member’s investment in the Company. Moreover, Non-U.S. members may be deemed to be engaged in a trade or business in the states and localities in which the Company’s activities are conducted, or in the jurisdictions of operation of the entities in which the Company invests, thus becoming subject to tax return filing and tax payment obligations in such jurisdictions.

Regardless of whether the Company’s activities constitute a trade or business giving rise to ECI under Section 864 of the Code, under provisions of the Code that are commonly referred to as FIRPTA, Non-U.S. members (other than “qualified foreign pension funds” within the meaning of Section 897(l) of the Code) are taxed on the gain derived from the dispositions of “United States real property interests” (“USRPIs”), including (i) gain allocated pursuant to the LLC Agreement upon a sale of such property by the Company and (ii) distributions received by the Company from a REIT Subsidiary that are allocable to a Non-U.S. member and attributable to gain from the sale of USRPIs by the REIT. Accordingly, Non-U.S. members would be subject to U.S. income tax on a net basis at graduated rates on such income, and a member that is a non-U.S. corporation may also be subject to a 30% branch profits tax on such income. The Company will be required to withhold at a rate equal to the highest applicable U.S. federal income tax rate on income derived by the Company from the dispositions of USRPIs to the extent such income is allocable to a Non-U.S. member. USRPIs include interests in “United States real property holding corporations” (generally a U.S. corporation 50% or more of whose real estate and other assets held for use in a trade or business consist of USRPIs within the meaning of Section 897(c) of the Code). Income from selling or otherwise disposing of USRPIs would generally be subject to U.S. federal income tax and related withholding as ECI, and may be subject to a 30% branch profits tax, in the same manner discussed above.

In addition, a purchaser of a Non-U.S. member’s interest would be required to withhold 15% of the amount paid for the Interest pursuant to Section 1445 of the Code unless (x) the Non-U.S. member can provide evidence satisfactory to the purchaser that: (i) 50% or more of the Company’s gross assets do not consist of USRPIs; or (ii) 90% or more of the Company’s gross assets do not consist of USRPIs and cash or cash equivalents or (y) the Non-U.S. member obtains a withholding certificate from the IRS which authorizes the purchaser to withhold a lesser amount. Regardless of whether such documentation is provided, gain realized by a Non-U.S. member from the sale or other disposition of all or any portion of its Interest in the Company will, to the extent such gain is attributable to USRPIs, be subject to U.S. income tax. The foregoing rules are generally not applicable to a Non-U.S. member that is a “qualified foreign pension Company.”

Special rules may apply in the case of Non-U.S. members that have an office or fixed place of business in the United States or that are former citizens of the United States, or that are CFCs, foreign insurance companies that hold Interests in connection with their U.S. business, PFICs, and corporations which accumulate earnings to avoid U.S. federal income tax.

Non-U.S. persons are urged to consult their U.S. tax advisors before investing in the Company.

FATCA

Certain sections of the Code, commonly referred to as “FATCA,” impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. FATCA generally imposes a 30% withholding tax on “withholdable payments” paid to a foreign financial institution, unless the foreign financial institution enters into an agreement with the U.S. Treasury Department requiring (or is subject to an intergovernmental agreement that generally requires), among other things, that it undertake to (i) identify accounts held by certain “United States persons” (as defined in the Code) or foreign entities owned by “United States persons” (“U.S. Investors”), (ii) annually report certain information about such accounts, and (iii) withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. “Withholdable payments” include, but are not limited to, U.S. source dividends, interest and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of any property of a type that can produce U.S. source interest and dividends (generally equity or debt instruments of U.S. issuers). Under final Treasury regulations and administrative guidance, the 30% withholding tax currently applies only to interest, dividends and certain other “fixed or determinable, annual or periodic” payments, subject to certain grandfathering rules that are not likely to apply to investments owned by the Company. While withholding under FATCA would have applied also to payments of gross proceeds, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

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The Company may be required to withhold 30% of distributions to members that are non-U.S. partnerships or corporations unless those members provide the Company with information regarding their U.S. partners or shareholders, which information will be required to be disclosed to the U.S. Treasury Department. Prospective investors should consult their tax advisors regarding FATCA.

Tax Shelter Reporting Rules

The Company may engage in transactions or make investments that would subject the Company, its Partners that are obligated to file U.S. tax returns and/or its advisors to special rules requiring such transactions or investments by the Company, or investments in the Company, to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). Although the Company does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Company will not engage in transactions that trigger the Tax Shelter Rules. In addition, a member may have disclosure obligations with respect to its Interest if the member (or the Company in certain cases) participates in a reportable transaction.

Potential investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Company and participation in the Company’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules.

In addition, pursuant to the Tax Shelter Rules, the Company may provide to its advisors identifying information about the Company’s investors and their participation in the Company and the Company’s income, gain, loss, deduction or credit from transactions or investments that are subject to the Tax Shelter Rules, and the Company or its advisors may disclose this information to the IRS upon its request.

Other Taxes

Prospective U.S. members should also consider the potential state, local and non-U.S. tax consequences of an investment in the Company. In addition to being taxed in its own state or locality of residence, a U.S. Member may be subject to tax return filing obligations and income, franchise and other taxes in other state, local or non-U.S. jurisdictions in which the Company (or an entity in which the Company invests) operates. Additionally, withholding taxes may be imposed on income or gains of the Company from investments in such jurisdictions (although such taxes imposed by a non-U.S. jurisdiction may be subject to reduction under applicable tax treaties). It is possible that investors may be unable to claim (i) a credit against tax that may be owed in the United States or their respective local tax jurisdictions or (ii) a deduction against income taxable in the United States or such local jurisdictions, with respect to any local tax incurred in a non-U.S. jurisdiction by the Company (or vehicles through which the Company invests). Furthermore, the Company may be subject to state, local and/or non-U.S. tax. Prospective investors should consult their own tax advisors regarding the state, local and non-U.S. tax consequences of an investment in the Company.

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ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Packages is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, or the Plan Asset Regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(i)

the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under specified provisions of the federal securities laws;

(ii)

the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(iii)

there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

The Units are not publicly offered securities under the Plan Asset Regulations, nor do we anticipate qualifying as an “operating company.” As a result, our operating agreement limits ownership of us by benefit plan investors to less than 25% of any class of membership interest. Any issuance or transfer of a membership interest that would result in a violation of the foregoing will be deemed void ab initio and without any effect.

Plan fiduciaries contemplating a purchase of Packages should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR MANAGERS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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DESCRIPTION OF SECURITIES BEING OFFERED

This description sets forth certain terms of the Series A Units that we are offering pursuant to this offering circular. We refer you to the Operating Agreement for a full disclosure of all such terms, as well as any other capitalized terms used in this offering circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the Series A Units. We urge you to read the Operating Agreement because that document, not this summary, defines your rights as a Series A Unitholder. The Operating Agreement is filed as an exhibit to the offering statement of which this offering circular is a part at www.sec.gov. You may also obtain a copy of the Operating Agreement from us without charge. See “Where You Can Find More Information” for more information.

General

The Company is offering a maximum of $20,751,000 of Series A Units. The purchase price per Series A Unit is $1,000, and the minimum order is 30 Series A Units or $30,000; however, we may accept lesser amounts in our Manager’s discretion.

Upon issuance of Series A Units to you, you will become bound by our Operating Agreement. See “Description of Our Operating Agreement” below for a detailed summary of terms of our Operating Agreement. Our Operating Agreement is included as an exhibit to this offering circular. Any claim arising out of, under or in connection with the Operating Agreement or the transactions contemplated by the Operating Agreement is subject to the exclusive jurisdiction of state and federal courts sitting in Delaware. The Company intends to seek to enforce our forum selection clause in an action or claim against the company by an investor; however, enforceability of a forum selection clause is subject to the law and regulations of each jurisdiction in which the applicable claim is brought and may not be enforced in all circumstances. Our forum selection clause applies to claims brought by our Members and former Members, as well as claims brought by Members or former Members against our directors, officers, former directors and former officers, if such claims relate to their roles as Members, directors and/or officers of the Company. Service of process on a Member shall be delivered to the address listed on such Member’s subscription agreement as provided to the Company by the Member. We believe that our exclusive forum provision is enforceable under Delaware law. Further, pursuant to our Operating Agreement, in the event that any dispute between the Company and the Members or among the Members should result in litigation, the prevailing party in such dispute is entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys’ fees and expenses. Our fee shifting provision applies to claims brought by our Members and former Members, as well as claims brought by Members or former Members against our directors, officers, former directors and former officers, if such claims relate to their roles as Members, directors and/or officers of the Company. We believe that we are entitled to recover fees if we are the prevailing party in litigation with our Members, and the Company intends to enforce this provision in any claim or dispute between the Company and the Members, including claims brought under the federal securities laws. If the Company does not prevail in such a claim or dispute, the Company will be responsible for the costs and expenses of litigation of any such prevailing Member or Members.

We have two classes of membership interests, Common Units and Series A Units. Our Common Unitholders, consisting solely of our Sponsor, have the right to vote on the removal and election of the Manager and on all other matters without exception which in accordance with the Act, the Certificate of Formation or as specified in this Agreement requires Member action, a vote, consent or approval. Series A Unitholders will not have voting rights concerning any matter other than (i) any proposed change in our tax status for federal income tax purposes, or (ii) any proposed amendment to our Operating Agreement that reasonably would be expected to have a material and adverse effect on the rights of Series A Unitholders under our Operating Agreement. Series A Unitholders shall receive distributions of the Preferred Return and Additional Preferred Return from the Company. Distributions in excess of an aggregate of 9.5% shall be distributed 100% to the Common Unitholders, respectively. See “Description of Securities Offered – Distributions by Our Company.”

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Transfer of Common Units and Restrictions on Transfers

Our units, including the Series A Units sold pursuant to this offering, are subject to the restrictions imposed by applicable securities laws and regulations and the Operating Agreement related to transferability.

Pursuant to the terms of the Operating Agreement, any transfer must be approved in writing by the Manager. By the transfer of Series A Units in accordance with our Operating Agreement, each transferee of Series A Units shall be admitted as a member with respect to the Series A Units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our Operating Agreement;

•	represents and warrants that the transferee has the right, power, authority, and capacity to enter into our Operating Agreement; and

•	gives the consents, waivers and approvals contained in our Operating Agreement.

The Common Unitholders have certain drag-along rights as set forth in the Operating Agreement. If Common Unitholders owning at least 75% of the Common Units, or the Majority Sellers, propose to sell their Common Units, cause the Company to sell all, or substantially all, of the assets of the Company, or cause the Company to complete a merger or consolidation with another company, then the Majority Sellers may require all other Members of the Company to sell their respective units of membership interest or consent to the applicable transaction for the same consideration or under the same terms as agreed to by the Majority Sellers.

Distributions by Our Company

No distributions to investors of our Series A Units are assured, nor are any returns on, or of, an investor’s investment guaranteed. Distributions are subject to our ability to generate positive cash flow from operations. All distributions are further subject to the discretion of our Manager. It is possible that we may have cash available for distribution, but our Manager could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

Distributions

Our Operating Agreement defines “Distributable Proceeds” as the amount of cash or other property from all sources which the Manager deems available for distribution to the Members, taking into account all Company expenses, fees owing to the Manager and amounts required for adequate reserves, in the discretion of the Manager.

Distributable Proceeds shall be distributed by the Manager in the following order and priority to:

First, 100% to the Series A Unitholders in an amount equal to the Preferred Return, distributable quarterly;

Second, 100% to the Series A Unitholders in an amount equal to the Additional Preferred Return and will be distributable on or before February 15th of the following year; and

Thereafter, 100% to the Common Unitholder(s).

To the extent that our Manager has separately reserved from Distributable Proceeds amounts sufficient to distribute all accrued Additional Preferred Return and any projected Additional Preferred Return for the applicable year (assuming no further redemptions for the applicable year), the Manager may make a distribution to the Common Members prior to payment of the Additional Preferred Return.

The following table presents distributions made by the Company as of February 15, 2024:

Period	Amount	Paid Date
1st and 2nd Quarters - 2023	283,514.33	7/25/2023
3rd Quarter - 2023	242,213.08	10/25/2023
4th Quarter	334,938.00	1/25/2024
1.5% Additional Return	136,362.42	2/15/2024
	997,027.83

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Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, Members will be entitled to be paid out of our assets legally available for distributions, after payment or provision for our debts and other liabilities, the following:

First, 100% of the balance to Series A Unitholders until each Series A Unitholder has been distributed an amount equal to their accrued but undistributed Preferred Return and Additional Preferred Return;

Second, 100% of the balance to all members of the Company, pari passu, in accordance with their unreturned capital contributions until all unreturned capital contributions are reduced to zero;

Thereafter, 100% to the Common Unitholder(s).

Description of Our Operating Agreement

The following summary describes material provisions of our Operating Agreement, but it is not a complete description of our Operating Agreement. A copy of our Operating Agreement is included as an exhibit to the Memorandum.

Generally

Our Operating Agreement refers to our Company’s Operating Agreement dated as of December 1, 2022.

Management

We are a manager-managed limited liability company. Pursuant to our Operating Agreement, the Manager serves as our single manager. The Manager is responsible for the day-to-day management of our business and affairs, subject only to the rights of our Common Unitholders to vote on matters specified in our Operating Agreement, including the removal and election of our Manager. Our Sponsor owns 100% of the Common Units, so our Sponsor, through the Manager, effectively controls all aspects of the Company.

The Manager may only be removed by the unanimous vote or written consent of the Common Unitholders. Any Manager shall also automatically be removed if deemed to be a “bad actor” under Regulation D or Regulation A under the Securities Act. The Manager will serve indefinitely until it either resigns or is otherwise removed or until a successor shall have been elected and qualified by the affirmative vote or written consent of the Common Unitholders.

Our Manager is indemnified by us and held harmless from liability to us or any member for any action or inaction as long as (i) the Manager performed its managerial duties in good faith and in a manner it reasonably believed to be in the best interests of the Company and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, and (ii) such course of conduct did not constitute fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager.

Our Manager is required by our Operating Agreement to use its reasonable efforts to carry out the objectives of our Company, and to devote, and cause its affiliates to devote, such amounts of their time, skill and attention during normal business hours that the Manager may deem necessary. Our Operating Agreement does not prevent our Manager from engaging in other business activities in which our Company will have no right to participate. The Members have waived any and all rights and claims which they may otherwise have against the Manager and their affiliates as a result of any such activities.

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Limitation on Fiduciary Duties and Indemnification

To the fullest extent permitted under the Delaware Limited Liability Company Act and applicable case law, any and fiduciary duties that the Manager and the Members may have to the Company or the other Members have been eliminated; provided, however, that such elimination of fiduciary duties does not extend to acts or omissions that constitute a violation of the implied contractual covenants of good faith and fair dealing. In addition, nothing in our Operating Agreement precludes our Manager or designated officers or any affiliates thereof from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our Company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliates thereof, from or in connection with the conduct of any such other business venture or activity. Our Manager, our designated officers or any affiliates thereof may engage in or possess an interest in any other business or venture of any nature or description; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our Company.

Our Manager has no liability to our Company or to any Member for any claims, costs, expenses, damages, or losses suffered by our Company which arise out of any action or inaction of the Manager if the Manager meets the following standards: (i) the Manager performed its managerial duties in good faith and in a manner it reasonably believed to be in the best interests of the Company and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, and (ii) such course of conduct did not constitute fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. These exculpation provisions in our Operating Agreement are intended to protect our Manager from liability when exercising their business judgment regarding transactions we may enter into.

Insofar as the foregoing provisions permit indemnification or exculpation of our Managers, executive officers or other persons controlling us from liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification and exculpation is against public policy as expressed in the Securities Act and is therefore unenforceable.

Members’ Voting Rights

Meetings of Members may be held at such date, time and place as the Manger may fix from time to time. No business shall be transacted, and no action shall be taken, at any meeting other than that stated in the notice to the members of our Company announcing such meeting, unless such action was approved by a majority (greater than 50%) of our outstanding units of any class eligible to vote. The presence of members holding at least a majority of our outstanding units of any class eligible to vote as of the record date for any meeting shall constitute a quorum for such meeting.

Voting Rights

Except as otherwise require by our Operating Agreement, the Manager has the right to take all actions on behalf of the Company without the approval of the Members. The Common Unitholders may remove the Manager by their unanimous vote or unanimous written consent. Common Unitholders have the right to vote on all other matters without exception which in accordance with the Act, the Certificate of Formation or as specified in this Agreement requires Member action, a vote, consent or approval, including election of the Manager. Our Sponsor is currently the sole Common Unitholder. The Series A Unitholders shall not have the right to vote on any matters related to the Company, other than (i) any action to change the tax status of the Company for federal income tax purposes, or (ii) any action that reasonably can be expected to have a material and adverse effect on the rights of Series A Unitholders under our Operating Agreement.

Contributions

Our members’ amounts invested in us, number of Units of membership interest held, and percentage interest in our Company are reflected in the books and records of our Company. If you purchase Series A Units in this Offering, you will make a cash investment of $1,000 per Series A Unit purchased, and you will become a Series A Unitholder of our Company.

Our Sponsor has committed to contribute $1,500,000 in exchange for 6,000 Common Units in the Company. The committed capital of the Sponsor may be called at any time and in amounts in the discretion of the Manager.

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Additional Members

Additional members may be admitted to the Company by the Manager.

Amendments to the Operating Agreement

Our Manager may amend our Operating Agreement in its sole and absolute discretion.

Redemption at the Option of the Holder

No redemptions shall be permitted prior to the third anniversary of the issuance of Series A Units to be redeemed, except for a redemption in the case of death, disability, or bankruptcy (as described below). Series A Units are redeemable at the election of the holder, in whole or in part, beginning on the third anniversary of the issuance of Series A Units to the holder. If any redemption would cause such Series A Unitholder’s capital account balance to be fall below $25,000, such redemption may be treated as a total redemption. In order to be redeemed, the holder must provide written notice in proper form (as determined from time to time by the Manager in its discretion) to us at our principal place of business on the last day of each calendar quarter. We will have 90 days from the date such notice is provided to redeem the holder’s Series A Units at a price per unit equal to: (i) $800 if the notice is received on or after the date of the third anniversary but prior to the fourth anniversary, and (ii) $1,000 if the notice is received on or after the fourth anniversary, plus any accrued but unpaid Preferred Return, and accrued but unpaid Additional Preferred Return. For clarity, no Additional Return shall accrue in the year for which a redemption is honored as to the Series A Units redeemed since those Series A Units shall not be outstanding on December 31 of that year.

Our obligation to redeem the Series A Units in any given year pursuant to this redemption is limited to 30% of the outstanding balance of capital contributions, in the aggregate, as of January 1st of the applicable year. In addition, we have the right to reserve up to one-third of this 30% limit for Series A Units redeemed as a result of a holder’s right upon death, disability, or bankruptcy which may reduce the number of Series A Units to be redeemed pursuant to this redemption option. Redemptions will occur in the order that notices are received.

The Manager shall have the right to delay or suspend Series A Unit redemptions if the Manager determines that (i) circumstances exist as a result of which the payment of the redemption amounts would not be reasonably practicable or might seriously prejudice the non-redeeming Unitholders, (ii) requested redemptions would cause a default under, or otherwise violate any covenants in connection with, any credit facilities of the Company then existing, or (iii) the effect of redemptions would materially impair the Company’s ability to operate in pursuit of its objectives.

Further, the Manager may suspend Member redemptions when the Manager determines that such suspension is necessary (i) to avoid any material, negative tax impact to the Company and its Members, or (ii) to ensure that benefit plan investors comprise less than 25% of any series of units of membership interest.

Redemption Upon Death, Disability, or Bankruptcy

Within 90 days of the death, total permanent disability, or bankruptcy of a holder of Series A Units who is a natural person (or the beneficiary who is a natural person of an irrevocable trust that holds Series A Units), the estate of such holder, or legal representative of such holder may request that we repurchase, in whole but not in part and without penalty, the Series A Units held by such holder by delivering to us a written notice requesting such Series A Units be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Series A Units redeemed. If Series A Units are held jointly by natural persons who are legally married, then such request may be made by (i) the surviving holder upon the death of the spouse, or (ii) the disabled or bankrupt holder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event Series A Units are held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Series A Units unless each holder has been affected by such an event.

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Upon receipt of redemption request in the event of death, total permanent disability, or bankruptcy of a holder, we will designate a date for the redemption of such Series A Units, which date shall not be later than after 90 days we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. On the designated date, we will redeem such Series A Units at a price per unit of (i) $920, if requested prior to the third anniversary of the first issuance of Series A Units to the holder, or (ii) $1,000 thereafter, plus any accrued and unpaid Preferred Return or Additional Preferred Return. For clarity, no Additional Return shall accrue in the year for which a redemption is honored as to the Series A Units redeemed since those Series A Units shall not be outstanding on December 31 of that year.

LEGAL PROCEEDINGS

There are currently no legal proceedings involving our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (more than 10%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
LLC Interests	Gary Bechtel*	N/A	19.16%†
LLC Interests	Kevin Kennedy*	N/A	27.65%
LLC Interests	Raymond Davis*	N/A	12.77%†
LLC Interests	White Oak Capital Holdings, LLC*†	N/A	40.42%
LLC Interests	All Executives and Managers*	N/A	59.58%

 _________________

*5925 Carnegie Boulevard, Suite 110, Charlotte, North Carolina 28209.

†Messrs. Bechtel and Davis own the majority of the voting equity securities (each own 40%) of White Oak Capital Holdings, LLC and therefore each beneficially owns an additional 16.17% of the LLC Interests of the Company through White Oak Capital Holdings, LLC.

BOARD OF MANAGERS AND EXECUTIVE OFFICERS

Our Sponsor’s sole manager is Red Oak Holdings Management, LLC (“ROHM”), and ROHM also holds all of the voting equity in our Sponsor. The following table sets forth information on our board of managers and executive officers of ROHM. We are managed by our Manager, a wholly owned subsidiary of our Sponsor, which is controlled by ROHM. Consequently, we do not have our own separate board of managers or executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Gary Bechtel	65	Chief Executive Officer*	August 2020
Paul Cleary	59	President & Chief Operations Officer	March 2022
Thomas McGovern	45	Chief Financial Officer	April 2022
Kevin P. Kennedy	57	Chief Sales and Distribution Officer*	November 2019
Raymond T. Davis	56	Chief Strategy Officer*	November 2019
Robert Kaplan	52	Chief Legal Officer and EVP	March 2023

*Member of the board of managers of ROHM, which controls our Sponsor, which through our Manager controls our Company.

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Executive Officers and Managers

Set forth below is biographical information for our Sponsor’s executive officers.

Gary Bechtel, Chief Executive Officer and a member of the board of managers of ROHM. Gary previously served as President of Money360 and was responsible for developing and executing Money360’s expansion strategy. Gary also served on Money360’s Credit Committee and Board of Directors. Prior to joining the Money360, he was Chief Lending/Originations Officer of CU Business Partners, LLC, the nation’s largest credit union service organization (CUSO). Previously, Gary held management or production positions with Grubb & Ellis Company, Meridian Capital, Johnson Capital, FINOVA Realty Capital, Pacific Southwest Realty Services and Hometown Commercial Capital. Gary began his career with the Alison Company and over the past thirty-four years has been involved in all aspects of the commercial real estate finance industry, as a lender and as an intermediary, including the origination, underwriting, structuring, placement and closing of over $10B in commercial debt transactions, utilizing various debt structures which have included permanent, bridge, equity, mezzanine and construction on transactions of $1M to $250M. These transactions were placed with a variety of capital sources that included life companies, commercial banks, credit unions and equity and mezzanine funds, on property types that included office, retail, industrial, multifamily, hospitality, self-storage and manufactured housing. He is or has been a member of the Mortgage Bankers Association of America, California Mortgage Bankers Association, National Association of Industrial and Office Properties, and International Council of Shopping Centers. Gary has spoken at numerous industry events and written articles and has been regularly quoted in a number of regional and national publications.

Paul Cleary is President and Chief Operating Officer of ROHM. Paul brings nearly 25 years of national commercial real estate lending experience involving small-balance originations, construction loans, as well as a federally chartered credit union’s national CRE loan portfolio. He most recently served as a Senior Loan Originator for Parkview Financial, a national private mid-market commercial construction lender. He previously served as Chief Operating Officer for Money360, a national private mid-market commercial real estate lender. His role encompassed the development of lending operations to fuel growth, which included managing loan production growth. Prior to joining Money360, Paul was a founding member and the EVP, National Production Manager for Cherrywood Commercial Lending, a national small balance commercial real estate lender. Paul has held management or production positions with Kinecta Federal Credit Union, Impac Commercial Capital, Hawthorne Savings, Fremont Investment and Loan as well as FINOVA Realty Capital. He earned a master’s degree in Business Administration from the University of California, Irvine, a juris doctor degree (JD) from the University of San Diego School of Law and a bachelors’ degree with a Political Finance concentration from the University of California, Santa Barbara.

Thomas McGovern is the Chief Financial Officer of ROHM. Thomas is responsible for leading the financial accounting and reporting function, including supporting the capital raising and investor relations efforts. Thomas previously served as Interim Chief Financial Officer for Veronica’s Insurance, a personal lines property and casualty insurance broker. Prior to that he spent 20 years on Wall Street as an investment banker and equity research analyst, most recently covering non-depository lenders and financial institutions sponsors as an Executive Director at Nomura Securities International. He also advised depository and non-depository lenders as a Vice President at The Royal Bank of Canada Capital Markets, a Vice President at independent advisory firm Cypress Associates and a member of the Global Financial Institutions investment banking group at Morgan Stanley. Thomas had been a sell side equity research analyst at Lehman Brothers covering banks and thrifts for the top ranked Institutional Investor mortgage & specialty finance research group. He earned an MBA from the Darden Graduate School of Business at the University of Virginia and a BA in Economics from Hamilton College where he graduated summa cum laude. Thomas is a Certified Public Accountant (CPA), holds the Chartered Financial Analyst (CFA) designation, and the Series 79 securities license.

Kevin P. Kennedy is Chief Sales and Distribution Officer and a member of the board of managers of ROHM. He is responsible for capital acquisition, platform distribution and broker dealer relationships. Kevin has 32 years of experience in investment management. Most recently, he was with BlackRock Investment Management Corporation from 1990 to 2016, where he served as Managing Director and Divisional Sales Director prior to leaving. His team was responsible for selling and marketing BlackRock’s active, passive and alternative investments. Prior to BlackRock, Kevin was a Director and Vice President for Merrill Lynch Investment Managers covering the Midwest region. He began his career with Merrill Lynch in 1990 as a trading liaison. He was instrumental in helping both firms raise billions in sales, increase revenue, new offerings, platform enhancements and sales team development. Kevin holds a Series 7, 24, 63, 65 and 66 securities licenses. He received his Bachelor of Arts degree from Duquesne University, in Pittsburg, PA. He completed his Certified Investment Management Analyst certification (CIMA) designation from Wharton Executive Education-University of Pennsylvania in 2007.

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Raymond T. Davis is Chief Strategy Officer and a member of the board of managers of ROHM. Ray is responsible for the company’s long-term business strategy, including supporting our lending product development, and leading capital strategy, which includes concurrently developing strategic offerings with investment partners amongst the independent broker dealer community, family offices and pension funds. Ray has more than 20 years of management experience. Since 2014, Ray has focused is operational and strategic skills on implementing policy, process and operational enhancements for various investment funds and vehicles distributed in the independent broker dealer community. Ray has served both private companies and registered alternative investment funds in various senior roles. Ray attended Wayne State University.

Robert R. Kaplan, Jr. serves as Chief Legal Officer and Executive Vice President for Corporate Development for our Sponsor. Throughout his nearly 30-year career, Robert has represented clients and worked in such diverse industries as financial services and products, real estate, technology, professional sports, manufacturing and retail/consumer products. He has completed more than $4 billion worth of securities transactions, including registered and exempt securities offerings, private equity and institutional investment, real estate funds and syndications and REITs, in addition to institutional financings of real estate acquisitions and M&As. Recognized in the Best Lawyers in America within his fields each year since 2013, Robert was also selected as the 2022 “Lawyer of the Year” by Best Lawyers® for leveraged buyouts and private equity law. From 2012 to 2016, the Governor of the Commonwealth of Virginia called on Rob to serve on the Virginia Board of Housing and Community Development. Rob received his J.D. from the Marshall-Wythe School of Law at the College of William & Mary and his A.B. from the College of William & Mary.

Conflicts of Interest and Interests of Management and Others in Certain Transactions

We rely on our Sponsor, as the sole owner of our Manager, its executive officers, employees and affiliates for the day-to-day operation of our business, including identifying suitable investment opportunities. Our Sponsor has sponsored similar programs and may in the future, or concurrently, sponsor similar programs that have investment objectives similar to ours. Therefore, our Sponsor, its executive officers and its affiliates could be subject to conflicts of interest between our company and other programs.  Many investment opportunities would be suitable for us as well as other programs. Although we are subject to the Sponsor’s allocation policy which specifically addresses some of the conflicts relating to our investment opportunities described above, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. See “Investment Policies of Our Company – Investment Allocation Policy” for more information.

Further, our Sponsor and its affiliates, including its officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved.

Our Manager performs various services for us and is paid for these services. Although customary in the industry, the fees to be paid to our Manager were not determined in an arm’s-length negotiation and will be paid regardless of our success and the performance of the Bonds.

An affiliate of our Sponsor will have the ability to acquire property from the Company following a foreclosure of any of our loans. In the case of a purchase by an affiliate of our Sponsor following a foreclosure, the affiliate would purchase the property at a price equal to the amounts due under the foreclosed loan. The Sponsor cannot guarantee this price is the highest price it could receive for the sale of the foreclosed property.

Part of our business strategy could include the purchase or participation in existing and performing first mortgage loans, which could include loans held by entities or programs sponsored and managed by our Sponsor. In such an instance, we would anticipate that we would purchase the loan or the participation for the face amount of the principal then outstanding on the loan. The Sponsor cannot guarantee that this is the lowest price for which the loan could be purchased. As a result, we may acquire these loans for a premium to fair market value.

The Company has not entered into any transaction during the last two completed fiscal years; and currently there are no proposed transactions, in which either the Company or any of its subsidiaries was or is to be a party, and where the amount involved exceeds $120,000, in which: (i) any of the Company’s directors or executive officers; (ii) any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding securities; or (iii) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons, had or has a direct or indirect material interest.

Track Record of our Sponsor

The Sponsor has sponsored five prior public programs: Red Oak Capital Fund II, LLC (or ROCF II), Red Oak Capital Fund III, LLC (or ROCF III), Red Oak Capital Fund IV, LLC (or ROCF IV), Red Oak Capital Fund V, LLC (or ROCF V), and Red Oak Capital Intermediate Income Fund LLC (ROCIIF).

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On September 29, 2023, as part of the plan to streamline and make more efficient the financial and administrative operations of certain companies associated with our Manager, our Manager the Red Oak Capital Series, LLC, a Delaware series limited liability company (“ROCS”), ROCF II, ROCIF IV, ROCF V, Red Oak Income Opportunity Fund, LLC (collectively, the “Merging Funds”) entered into an agreement and plan of merger dated as of September 29, 2023 (the “Merger Agreement”).   Pursuant to the Merger Agreement, each of the Merging Funds separately merged with and into the ROCS at which time each of the funds became a separate series of the ROCS, succeeding to and continuing to operate the existing business of the respective fund.

Investors should not consider the information below relating to the financial performance of ROCF II, ROCF III, ROCF IV, ROCF V, and ROCIIF to be a complete representation of the historical financial performance of these entities. There are factors other than those included herein that investors should consider when reviewing the prior performance of these entities such as loan loss reserves that are recorded in the financial statements of ROCF II and ROCF III. The Sponsor strongly encourages any investor to review the public filings made by each of these entities in conjunction with reviewing the information below. These public filings may be found at the SEC’s website as http://www.sec.gov.

ROCF II commenced offering up to $50 million of bonds pursuant to an offering statement qualified with the SEC on September 4, 2018. The final closing in ROCF II’s offering occurred on August 1, 2019, with all $50 million of bonds being sold. ROCF II sold bonds in two series, one maturing on August 1, 2021 (“ROCF II Series A”) and the second maturing on August 1, 2024 (“ROCF II Series B”). In addition, each ROCF II Series A Bond will renew automatically for another two-year term and each ROCF II Series B Bond will renew automatically for another five-year term, at their respective maturities indefinitely, unless otherwise elected by the bondholder or ROCF II. As such, ROCF II has an indefinite life with no global liquidity event expected. Each successive maturity date should be viewed as a periodic liquidity event.

As of June 30, 2023, ROCF II issued approximately $3.1 million and $46.9 million of ROCF II Series A and ROCF II Series B, respectively. On June 15, 2021, all of the outstanding Series A Bonds were redeemed. ROCF II had incurred approximately $4.8 million of debt issuance costs from the offering, of which $63,000 and $3,163,000 were incurred as commissions for ROCF II Series A and ROCF II Series B issuances, respectively.

ROCF II is managed by the Manager, an affiliate of our Sponsor, and pays an annual management fee to the Manager which is based on an annual rate of 2.00% of the gross principal outstanding of ROCF II A Bondholders and 1.75% of gross principal outstanding of ROCF II Series B bondholders. Through June 30, 2023, $3,526,510 of management fees had been earned by the Manager.

ROCF II pays an acquisition fee to the Manager which is calculated as 0.50% of the gross mortgage loans receivable, inclusive of any closing costs. Through June 30, 2023, $281,915 of acquisition fees had been earned by the Manager.

ROCF II pays organization fees to the Manager which are calculated as 2.00% of the gross proceeds of the sale of both ROCF II Series A and ROCF II Series B. Through June 30, 2023, $1,000,000 of organization fees had been earned by the Manager.

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As of June 30, 2023, net proceeds to ROCF II after debt issuance costs, organization and offering costs, acquisition fees, and management fees were approximately $40.4 million.

ROCF II held approximately $19.4 million of gross mortgage loans receivable as of June 30, 2023. This consisted of six mortgage loans where the weighted average interest rate was 11.8% and where maturities ranged from September 6, 2020 to June 30, 2024, based on five loans with twelve-month terms and one loan with a twenty four-month term.

ROCF II has made all interest payments on its outstanding bonds timely to the paying agent in accordance with the terms of ROCF II’s indenture and outstanding bonds.

ROCF III commenced offering up to $50 million of bonds pursuant to an offering statement qualified with the SEC on September 18, 2019. The initial closing in ROCF III’s offering occurred on September 27, 2019. The final closing in ROCF III’s offering occurred on December 23, 2019, with all $50 million of bonds being sold. ROCF III sold bonds in two series, one maturing on December 31, 2022 (“ROCF III Series A”) and the second maturing on December 31, 2025 (“ROCF III Series B”). As with ROCF II, each ROCF III A Bond will renew automatically for another two-year term and each ROCF III Series B Bond will renew automatically for another five-year term, at their respective maturities indefinitely, unless otherwise elected by the bondholder or ROCF III. As such, ROCF III also has an indefinite life with no global liquidity event expected. Each successive maturity date should be viewed as a periodic liquidity event and the first such event has not yet been reached.

As of June 30, 2023, ROCF III issued approximately $4.4 million and $45.6 million of ROCF III Series A and ROCF III Series B, respectively. On September 2, 2022, all of the outstanding Series A Bonds were redeemed. ROCF III had incurred approximately $4.5 million of debt issuance costs from the offering, of which $86,000 and $2,965,000 were incurred as commissions for ROCF III Series A and ROCF III Series B issuances, respectively.

ROCF III is managed by the Manager, an affiliate of our Sponsor, and pays an annual management fee to the Manager which is based on an annual rate of 1.75% of gross principal outstanding of all bonds. Through June 30, 2023, $3,135,715 of management fees had been earned by the Manager.

ROCF III pays an acquisition fee to the Manager which is calculated as 0.50% of the gross mortgage loans receivable, inclusive of any closing costs. Through June 30, 2023, $272,506 of acquisition fees had been earned by the Manager.

ROCF III pays organization fees to the Manager which are calculated as 2.00% of the gross proceeds of the sale of all bonds. Through June 30, 2023, $1,000,000 of organization fees had been earned by the Manager.

As of June 30, 2023, net proceeds to ROCF III after debt issuance costs, organization and offering costs, acquisition fees, and management fees were approximately $41.1 million.

ROCF III held one mortgage loan with $5.2 million of loan principal, net of a $5,000,000 participation as of June 30, 2023. The interest rate on the note was 8.5% and the maturity date was December 21, 2024, based on a twenty four-month term.

As of June 30, 2023, ROCF III owned four commercial real estate properties acquired through foreclosure with an aggregate gross cost basis of $15.6 million, gross of $2.2 million in unrealized fair market value reserves.

ROCF III has made all interest payments on its outstanding bonds timely to the paying agent in accordance with the terms of ROCF III’s indenture and outstanding bonds.

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ROCF IV commenced offering up to $50 million of bonds pursuant to an offering statement qualified with the SEC on January 29, 2020. The initial closing in ROCF IV’s offering occurred on February 21, 2020. The final closing in ROCF IV’s offering occurred on August 20, 2020, with all $50 million of bonds being sold. ROCF IV sold bonds in four series, two maturing on June 30, 2023 (“ROCF IV Series A”) and the other two maturing on June 30, 2026 (“ROCF IV Series B”). As with ROCF II and ROCF III, each ROCF IV A Bond will renew automatically for another two-year term and each ROCF IV Series B Bond will renew automatically for another five-year term, at their respective maturities indefinitely, unless otherwise elected by the bondholder or ROCF IV. As such, ROCF IV also has an indefinite life with no global liquidity event expected. Each successive maturity date should be viewed as a periodic liquidity event and the first such event has not yet been reached.

As of June 30, 2023, ROCF IV issued approximately $2.23 million and $47.77 million of ROCF IV Series A and ROCF IV Series B, respectively. ROCF IV had incurred approximately $4.3 million of debt issuance costs from the offering, of which approximately $30,000 and $2,800,000 were incurred as commissions for ROCF IV Series A and ROCF IV Series B issuances, respectively.

ROCF IV is managed by the Manager, an affiliate of our Sponsor, and pays an annual management fee to the Manager which is based on an annual rate of 1.75% of gross principal outstanding of all bonds. Through June 30, 2023, $2,763,447 of management fees had been earned by the Manager.

ROCF IV pays a disposition fee to the Manager which is calculated as 1.00% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate. Through June 30, 2023, $534,349 of disposition fees had been earned by the Manager.

ROCF IV pays organization fees to the Manager which are calculated as 2.00% of the gross proceeds of the sale of all bonds. Through June 30, 2023, $1,000,000 of organization fees had been earned by the Manager.

As of June 30, 2023, net proceeds to ROCF IV after debt issuance costs, organization and offering costs, disposition fees, and management fees were approximately $41.5 million.

ROCF IV held $25.4 million of gross mortgage loans receivable as of June 30, 2023. This consisted of five mortgage loans with a weighted average interest rate of 8.59% and additional weighted average paid-in-kind (“PIK”) interest rate of 2.22%, and where the maturities ranged from August 1, 2023 to December 31, 2023, based on twelve-month, eighteen-month, and twenty four-month terms, with some loans having two optional six-month extensions.

ROCF IV has made all interest payments on its outstanding bonds timely to the paying agent in accordance with the terms of ROCF II’s indenture and outstanding bonds.

ROCF V commenced offering up to $75 million of bonds pursuant to an offering statement qualified with the SEC on August 13, 2020. The initial closing in ROCF V’s offering occurred on September 23, 2020. The final closing in ROCF V’s offering occurred on June 23, 2022. ROCF V sold bonds in four series, two maturing on December 31, 2026 (“ROCF V Series A and A R”) and the other two maturing on December 31, 2027 (“Series B and B R”). Each ROCF V Series A and A R and Series B and B R will renew automatically for a five-year term at their respective maturities, unless otherwise elected by the bondholder or ROCF V.

As of June 30, 2023, ROCF V has issued $37,481,000 and $2,642,000 of ROCF V Series A and A R, respectively, and $32,255,000 and $2,595,000 of Series B and B R, respectively. ROCF V had incurred approximately $6.38 million of debt issuance costs from the offering, of which approximately $3.34 million and $2.90 million were incurred as commissions for ROCF V Series A and Series B issuances, respectively. No selling commissions were incurred for Series A R or Series B R issuances.

ROCF V is managed by the Manager, an affiliate of our Sponsor, and pays an annual management fee to the Manager which is based on an annual rate of 1.75% of gross principal outstanding of all bonds. Through June 30, 2023, $2,394,206 of management fees had been earned by the Manager.

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ROCF V pays a disposition fee to the Manager which is calculated as 1.00% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate. Through June 30, 2023, $356,569 of disposition fees had been earned by the Manager.

ROCF V pays organization fees to the Manager which are calculated as 2.00% of the gross proceeds of the sale of all bonds. Through June 30, 2023, $1,500,000 of organization fees had been earned by the Manager.

As of June 30, 2023, net proceeds to ROCF V after debt issuance costs, organization and offering costs, disposition fees, and management fees were approximately $64,346,359.

ROCF V held approximately $52.9 million of gross mortgage loans receivable as of June 30, 2023. This consisted of seven mortgage loans with an interest rate weighted average of 8.36% and additional paid-in-kind interest rate weighted average of 2.12%, with maturities ranging from March 31, 2023 to November 8, 2024.

ROCF V has made all interest payments on its outstanding bonds timely to the paying agent in accordance with the terms of ROCF V’s indenture and outstanding bonds.

ROCIIF commenced offering up to $75 million of bonds pursuant to an offering statement qualified with the SEC on December 28, 2020. The initial closing in ROCIIF’s offering occurred on May 24, 2021. ROCIIF is selling bonds in five series: Series A, Series B, Series C, Series D, and Series E. Each series of bonds will mature on the date which is the last day of the 30th month from the initial issuance date of bonds in such series. Each ROCIIF Series A, Series B, Series C, Series D, and Series E bonds will renew automatically at the same interest rate and for the same term, unless otherwise elected by the bondholder or ROCIIF.

As of June 30, 2023, ROCIIF has sold $3,514,000 of Series A Bonds, $5,900,000 of Series B Bonds, $7,764,000 of Series C Bonds, and $1,330,000 of Series D Bonds. ROCIIF had incurred $138,810 of debt issuance costs from the offering, of which zero commissions were incurred.

ROCIIF is managed by the Manager, an affiliate of our Sponsor, and pays an annual asset management fee to the Manager which is based on an annual rate of 0.25% of gross principal outstanding of all bonds. Through June 30, 2023, $54,412 of management fees had been earned by the Manager.

ROCIIF pays organization fees to the Manager which are calculated as 0.50% of the gross proceeds of the sale of all bonds. Through June 30, 2023, $88,890 of organization fees had been earned by the Manager.

As of June 30, 2023, net proceeds to ROCIIF after debt issuance costs, organization and offering costs, and management fees were approximately $18,225,828.

ROCIIF held approximately $11.1 million of mortgage loans receivable as of June 30, 2023. This consisted of five minority loan participations where the weighted average interest rate was 7.5% and where the maturities ranged from March 31, 2023 through November 8, 2024, based on underlying loan agreements.

ROCIIF has made all interest payments on its outstanding bonds timely to the paying agent in accordance with the terms of ROCIIF’s indenture and outstanding bonds.

EXECUTIVE COMPENSATION

Our Company does not have executives. It is operated by our Manager. We will not reimburse our Manager for any portion of the salaries and benefits to be paid to its executive officers named in “Board of Managers and Executive Officers;” provided that, we may reimburse our Manager for expenses incurred by its executive officers while acting on behalf of our Company. See “Compensation of Our Manager and its Affiliates” for a list of fees payable to Manager or its affiliates.

60

COMPENSATION OF OUR MANAGER AND ITS AFFILIATES

The following is a description of compensation we may pay to our Manager and its affiliates or in connection with the proceeds of the offering. These compensation arrangements have been established by our Manager and its affiliates and are not the result of arm’s-length negotiations. Services for which our Company engages our Manager or its affiliates and which are not described below will be compensated at the market rate. Fees payable to our Manager or its affiliates in excess of the rate set forth in this section will require the affirmative consent of a majority of the Common Unitholders. Our Manager or an affiliate may elect to waive or defer certain of these fees in its sole discretion. This table assumes that the maximum offering amount of $40,000,000 in the aggregate is raised.

Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage:

O&O Fee:	Our Manager will receive the O&O Fee equal to 2.00% of gross proceeds. The Manager will pay our actual organization and offering expenses out of the O&O Fee and will be entitled to retain as compensation the excess, if any, of the O&O Fee over actual organization and offering expenses. To the extent organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us.	$800,000	*

Operating Stage:

Management Fee:	Our Manager will be paid a management fee calculated quarterly and paid in advance of the applicable quarter, equal to 1.00% of the (i) all capital contributions of the Members, net of any amounts invested at that time in loans or debt instruments, plus (ii) the outstanding principal amount of each loan or real estate debt instrument we then hold, including loans secured by real estate we then own as a result of borrower default.	368,937	**

Disposition Fee:	Our Manager will be paid a disposition fee of 0.50% of proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate.	$0	***

* Maximum O&O Fee payable to the Manager by the Company. The actual as of January 31, 2024 was $969,120.

**Actual amounts paid to the Manager as of January 31, 2024.

*** As of January 31, 2024, none of the Company’s loans had been repaid in full.

LIMITATIONS ON LIABILITY

To the fullest extent permitted under the Delaware Limited Liability Company Act and applicable case law, any and fiduciary duties that the Manager and the Members may have to the Company or the other Members have been eliminated; provided, however, that such elimination of fiduciary duties does not extend to acts or omissions that constitute a violation of the implied contractual covenants of good faith and fair dealing. In addition, nothing in our Operating Agreement precludes our Manager or designated officers or any affiliates thereof from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our Company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliates thereof, from or in connection with the conduct of any such other business venture or activity. Our Manager, our designated officers or any affiliates thereof may engage in or possess an interest in any other business or venture of any nature or description; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our Company.

61

Our Manager or executive officers have no liability to our Company or to any member for any claims, costs, expenses, damages, or losses suffered by our Company which arise out of any action or inaction of any manager or executive officer if such manager or executive officer meets the following standards: (i) such manager or executive officer, in good faith, reasonably determined that such course of conduct or omission was in, or not opposed to, the best interests of our Company, and (ii) such course of conduct did not constitute fraud, willful misconduct, or gross negligence or any breach of fiduciary duty to our Company or its members. These exculpation provisions in our Operating Agreement are intended to protect our Manager and executive officers from liability when exercising their business judgment regarding transactions we may enter into.

Insofar as the foregoing provisions permit indemnification or exculpation of our Manager, executive officers or other persons controlling us from liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification and exculpation is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEPENDENT AUDITORS

The financial statements of our Company, which comprise the balance sheet and the related statements of operations, members’ equity, and cash flows for the period from June 10, 2021 (date of inception) through December 31, 2022 included in this offering circular and the related notes to those financial statements, have been audited by UHY LLP, an independent public accounting firm, as stated in their report appearing elsewhere herein.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Womble Bond Dickinson (US) LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Sponsor maintains a website, www.redoakcapitalholdings.com, which contains additional information concerning us, our Manager, and our Sponsor. We will file, annual, semi-annual, current, and special reports, and other information, as applicable, with the SEC. You may read and copy any document filed with the SEC at the SEC’s public company reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, informational statements, and other information regarding issuers that file electronically with the SEC (www.sec.gov).

Our Company has filed an offering statement of which this offering circular is a part with the SEC under the Securities Act. The offering statement contains additional information about us. You may inspect the offering statement without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

This offering circular does not contain all of the information included in the offering statement. We have omitted certain parts of the offering statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the offering statement, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this offering circular and any accompanying supplement about the provisions or contents of any contract, agreement, or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

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PART F/S

F-1

RED OAK CAPITAL FUND VI, LLC

FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE PERIOD FROM JANUARY 23, 2023 (COMMENCEMENT OF OPERATIONS)

TO JUNE 30, 2023

F-2

F-3

Red Oak Capital Fund VI, LLC
Balance Sheet
June 30, 2023
(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$18,046,724
Restricted cash - bond service reserve	672,413
Due from affiliates	90,000
Interest receivable	2
Total current assets	18,809,139

Long-term assets:
Mortgage loans receivable, held for investment, net	7,840,000

Total assets	$26,649,139

Liabilities and Members’ Capital

Current liabilities:
Loan interest reserves	$600,000
Bond interest payable	436,986
Prepaid bond interest	135,470
Loan construction reserves	536,553
Due to affiliates	324,266
Contributions received in advance	210,000
Accounts payable	43,164
Other liabilities	36,264
Total current liabilities	2,322,703

Long-term liabilities:
Series A bonds payable, net	16,361,274
Series A R-bonds payable, net	156,252
Total long-term liabilities	16,517,526

Members’ Capital:
Managing Member	-
Members	7,808,910
Total members’ capital	7,808,910

Total liabilities and members’ capital	$26,649,139

F-4

Red Oak Capital Fund VI, LLC
Statement of Operations
For the period January 23, 2023 (Commencement of Operations) through June 30, 2023
(Unaudited)

Revenue:
Mortgage interest income	$2,444
Other income	1,973
Total revenue	4,417

Expenses:
Organization fees	551,040
Bond interest expense	493,445
Professional fees	76,001
Management fees	62,767
Total expenses	1,183,253

Net income (loss)	$(1,178,836)

F-5

Red Oak Capital Fund VI, LLC
Statement of Changes in Members’ Capital
For the period January 23, 2023 (Commencement of Operations) through June 30, 2023
(Unaudited)

	Managing Member	Members	Total

Members’ capital, January 23, 2023	$-	$-	$-

Capital contributions	-	9,621,000	9,621,000

Syndication costs	-	(633,254)	(633,254)

Net income (loss)	-	(1,178,836)	(1,178,836)

Members’ capital, June 30, 2023	$-	$7,808,910	$7,808,910

F-6

Red Oak Capital Fund VI, LLC
Statement of Cash Flows
For the period January 23, 2023 (Commencement of Operations) through June 30, 2023
(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(1,178,836)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs	56,459

Change in other operating assets and liabilities:
Net change in due from affiliates	(90,000)
Net change in interest receivable	(2)
Net change in bond interest payable	436,986
Net change in prepaid bond interest	135,470
Net change in due to affiliates	324,266
Net change in accounts payable	43,163
Net change in other liabilities	36,264

Net cash provided by (used in) operating activities	(236,230)

Cash flows from investing activities:
Mortgage notes issued	(7,840,000)
Loan interest reserves	600,000
Loan construction reserve additions	536,553

Net cash provided by (used in) investing activities	(6,703,447)

Cash flows from financing activities:
Capital contributions, including contributions received in advance	9,831,000
Syndication costs	(633,254)
Proceeds from Series A Bonds	17,771,000
Proceeds from Series A R-Bonds	160,000
Payment of debt issuance costs	(1,469,932)

Net cash provided by (used in) financing activities	25,658,814

Net change in cash, cash equivalents, and restricted cash	18,719,137

Cash, cash equivalents, and restricted cash, beginning of period	-

Cash, cash equivalents, and restricted cash, end of period	$18,719,137

F-7

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

1. Organization

Red Oak Capital Fund VI, LLC, (the “Company”) is a Delaware limited liability company formed to originate senior loans collateralized by commercial real estate in the United States of America. The Company’s plan is to originate, acquire, and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. Red Oak Capital GP, LLC is the Managing Member and Red Oak Capital Holdings, LLC is the sponsor. The Managing Member owns 100% of the Common Units and effectively controls all aspects of the Company.

The Company formed on June 10, 2021 and commenced operations on January 23, 2023. As of June 30, 2023, the Company has raised $9.62 million of Series A Preferred Membership Interests (the “Series A Units”), $17.77 million of Series A Unsecured Bonds (the “A Bonds”) and $0.16 million of Series Ra Unsecured Bonds (the “Ra Bonds”, collectively the “Bonds”). The Company anticipates raising a maximum of $40 million of Series A Units and a maximum of $35 million of Bonds pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. The Company’s term is indefinite.

The Company’s operations may be affected by macro events, including the Ukraine Conflict, inflation, and the recent and ongoing outbreak of the coronavirus (COVID-19) which was declared a pandemic by the World Health Organization in March 2020. Possible effects of these events may include, but are not limited to, delay of payments from borrowers, an increase in extension risk, higher rate of defaults, and delaying loan closing periods due to third parties experiencing quarantines or social distancing within the labor workforce. Any future disruption which may be caused by these developments is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Company’s Operating Agreement.

2. Significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and all values are stated in United States dollars.

Use of estimates

The preparation of the financial statements requires the Managing Member to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The Managing Member believes the estimates utilized in preparing the Company’s financial statements are reasonable and prudent; however, actual results could differ from these estimates and such differences could be material to the Company’s financial statements.

Fair value – hierarchy of fair value

In accordance with FASB ASC 820, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC 820 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

F-8

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

2. Significant accounting policies (continued)

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

In instances whereby inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgement and considers factors specific to each asset or liability.

Cash and cash equivalents

Cash represents cash deposits held at financial institutions. Cash equivalents may include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are carried at cost, plus accrued interest, which approximates fair value. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Restricted cash represents cash held in escrow for the benefit of the Company’s bondholders for the payment of the debt service obligation.

Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation or Securities Investor Protection Corporation or Securities Investor Protection Corporation limitations.

The Company follows ASU 2016-18, “Restricted Cash”, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the balance that sum to the total of the same such amounts shown in the statement of cash flows as of June 30, 2023:

6/30/2023
Cash and cash equivalents	$18,046,724
Restricted cash – bond service reserve	672,413
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$18,719,137

Mortgage loans receivable

Mortgage loans receivable are classified as held-for-investment based on the Company’s intention and ability to hold the loans until maturity. The loans are stated at the amount of unpaid principal adjusted for any impairment or allowance for loan losses. The Company’s mortgage loans receivable consist of senior secured private company loans collateralized by the borrower’s underlying commercial real estate assets. The repayment of the loans will be dependent upon the borrower’s ability to obtain a permanent financing solution or to sell the commercial real estate asset. The Company’s mortgage loans receivable will have heightened credit risk stemming from several factors, including the concentration of loans to a limited number of borrowers, the likelihood of construction projects running over budget, and the inability of the borrower to sell the underlying commercial real estate asset.

F-9

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

2. Significant accounting policies (continued)

Impairment and allowance for loan losses

Mortgage loans receivable are considered “impaired” when, based on observable information, it is probable the Company will be unable to collect the total amount outstanding under the contractual terms of the loan agreement. The Managing Member assesses mortgage loans receivable for impairment on an individual loan basis and determines the extent to which a specific valuation allowance is necessary by comparing the loan’s remaining balance to either the fair value of the collateral, less the estimated cost to sell, or the present value of expected cash flows, discounted at the loan’s base interest rate.

An allowance for loan losses on mortgage loans receivable is established through a provision for loan losses charged against income and includes specific reserves for impaired loans. Loans deemed to be uncollectible are charged against the allowance when the Managing Member believes that the collectability of the principal is unlikely and subsequent recoveries, if any, are credited to the allowance. The Managing Member’s periodic evaluation of the adequacy of the allowance is based on an assessment of the current loan portfolio, including known inherent risks, adverse situations that may affect the borrowers’ ability to repay, the estimated value of any underlying collateral, and current economic conditions. There was no allowance for loan loss reserves as of June 30, 2023.

Revenue recognition and accounts receivable

Interest income on mortgage loans receivable is recognized over time using the interest method. Interest is accrued when earned in accordance with the terms of the loan agreement. Interest income is recognized to the extent paid or if the analysis performed on the related receivables supports the collectability of the interest receivable. A loan is placed on nonaccrual when the future collectability of interest and principal is not expected, unless, in the determination of the Managing Member, the principal and interest on the loan are well collateralized and in the process of collection. When classified as nonaccrual, the future accrual of interest is suspended. Payments of contractual interest are recognized as income only to the extent that full recovery of the principal balance of the loan is reasonably certain. No loans were in nonaccrual status as of June 30, 2023.

Loan origination income is amortized over the life of the mortgage loan receivable using the interest method and is reflected as a direct deduction from the related mortgage loans receivable in the accompanying balance sheet. As of June 30, 2023, the Company had gross mortgage loans receivable of $7.84 million, presented net of $0.16 million of unamortized deferred loan origination income.

Bonds payable

Company-issued bonds will be held as a liability upon the effective date of closing. The bond interest will be expensed on an accrual basis. The contingent interest associated with the bonds will be recognized on an accrual basis at the end of each reporting period assuming a hypothetical liquidation of the Company’s mortgage loans receivable at fair value.

Income taxes

As a limited liability company, the Company itself is not subject to United States federal income taxes. Each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Accordingly, no provision or credit for income taxes is recorded in the accompanying financial statements. The Company anticipates paying distributions to members in amounts adequate to meet their tax obligation.

F-10

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

2. Significant accounting policies (continued)

The Company applies the authoritative guidance for uncertainty in income taxes included in Financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes, as amended by Accounting Standards Update 2009-06, Implementation Guidance on Accounting for Uncertainty in Taxes and Disclosures Amendments for Nonpublic Entities. This guidance requires the Company to recognize a tax benefit or liability from an uncertain position only if it is more likely than not that the position is sustainable, based on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents. If this threshold is met, the Company would measure the tax benefit or liability as the largest amount that is greater than 50% likely of being realized upon ultimate settlement.

As of June 30, 2023, the Company had not recorded any benefit or liability for unrecognized taxes.

The Company files United States federal income tax returns as well as various state returns. With few exceptions, the Company’s tax returns and the amount of allocable income or loss are subject to examination by taxing authorities for three years subsequent to the Company’s commencement of operations. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly. There are currently no examinations being conducted of the Company by the Internal Revenue Service or any other taxing authority.

The Company accrues all interest and penalties under relevant tax law as incurred. As of June 30, 2023, no amount of interest and penalties related to uncertain tax positions was recognized in the Statement of Operations.

Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, the Company is permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits the Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3. Allocation of net income and loss

As described in more detail in Article VII of the Operating Agreement, the Net Profits and Net Losses of the Company (and to the extent necessary, any allocable items of gross income, gain, loss and expense includable in the computation of Net Profits and Net Losses) shall be allocated among all Unitholders in such a manner that, as of the end of the taxable year or other relevant period, and to the extent possible, the Capital Account of each Unitholder shall be equal to (1) the net amount which would be distributed to such Unitholder if the Company were to liquidate the assets of the Company for an amount equal to their Adjusted Book Value, pay all liabilities of the Company (limited, with respect any nonrecourse liabilities, to the Adjusted Book Value of the assets securing such nonrecourse liabilities), and distribute the proceeds in liquidation in accordance with Section 10.2(a), minus (2) the Unitholder’s share of Company Minimum Gain and Unitholder Minimum Gain.

F-11

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

4. Related party transactions

The Company will pay an annual management fee, calculated and payable on a quarterly basis, in advance, to the Managing Member. The management fee is based on an annual rate of 1.00% of (i) all capital contributions of the Unitholders, net of any amounts invested at that time in loans or debt instruments, plus (ii) the outstanding principal amount of each loan or real estate debt instrument then held, including loans secured by real estate owned as a result of borrower default. For the period January 23, 2023 (commencement of operations) through June 30, 2023, the Company incurred management fees of $62,767, of which $42,526 remained payable to the Managing Member as of June 30, 2023.

The Company will also pay an organization and offering fee (“O&O Fee”) to the Managing Member in the amount of 2.00% of gross capital contributed by the Unitholders plus the gross principal outstanding of the Bonds. In return, the Manager will pay all organization and offering expenses incurred by the Company, including any such expenses in excess of the 2.00% O&O Fee, in the event that such a situation arises. For the period January 23, 2023 (commencement of operations) through June 30, 2023, the Company incurred O&O fees of $551,040, of which $231,540 remained payable to the Managing Member as of June 30, 2023.

The Company will also pay a disposition fee to the Managing Member in the amount of 0.50% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate. As of June 30, 2023, no disposition fees have been accrued or paid.

5. Mortgage loans receivable

On June 30, 2023, the Company entered into a loan agreement with Hill Island CHP SPV LLC, a Delaware limited liability company, to provide an $8.0 million senior secured mortgage loan. The mortgage loan holds a total interest rate of 11.0% and an initial maturity date of June 30, 2025. Per the terms of the loan agreement, the maturity date can be extended for up to two consecutive 6-month periods. The underlying property is a single-story office building located in Sacramento, CA.

The following schedule summarizes the mortgage loans receivable as of June 30, 2023:

Mortgage loans receivable	$8,000,000
Deferred origination fees	(160,000)
Mortgage loans receivable, held for investment, net	$7,840,000

In accordance with the loan agreement, the borrower must fund a loan interest reserve account with six to twelve months of interest payments. As of June 30, 2023, the loan interest reserve account, including prepaid interest, contained $600,000. Additionally, the Company holds certain construction funds on behalf of the borrower which are then paid out in accordance with a construction budget, draw schedule, and payment schedule, as applicable. As of June 30, 2023, the loan construction reserve account was $536,553.

6. Bonds payable

During the period January 23, 2023 (commencement of operations) through June 30, 2023, the Company issued $17.77 million and $0.16 million of A Bonds and Ra Bonds, respectively. The Bonds are unsecured obligations and rank junior to senior secured indebtedness. The maturity date of the Bonds is December 31, 2028. The Company has incurred debt issuance costs related to the bond offerings, and such costs have been capitalized and amortized through the maturity of each bond series, as applicable. Through June 30, 2023, the total debt issuance costs incurred by the Company were approximately $1.47 million, of which $1.41 million remains unamortized as of June 30, 2023. During the period January 23, 2023 (commencement of operations) through June 30, 2023, $56,459 was amortized to bond interest expense.

F-12

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

6. Bonds payable (continued)

Bonds payable as of June 30, 2023 were comprised of the following:

Series A Bonds payable, gross	$17,771,000
Series Ra Bonds payable, gross	160,000
Debt issuance costs (unamortized balance)	(1,413,474)
Total bonds payable, net	$16,517,526

The Company anticipates making quarterly interest payments to the A and Ra bondholders at a rate of 8.00% and 8.65% per annum, respectively. For the period January 23, 2023 (commencement of operations) through June 30, 2023, the Company incurred bond interest expense of $493,445. Additionally, certain bondholders have prepaid bond interest for the period from the first date of the quarter prior to their bond purchase through the bond closing date. Such prepayment entitles these bondholders to a full quarterly interest payment. During the period ended June 30, 2023, $135,470 of interest was prepaid by bondholders.

In accordance with the Offering Documents and Indenture, a Bond Service Reserve account was established with the Company’s trustee, UMB Bank. As required, the Company will keep 3.75% of gross offering proceeds with the trustee for a period of one year following the first closing date of January 23, 2023.

The A and Ra Bonds will be redeemable beginning January 1, 2027. Once the Company receives written notice from the bondholder, it will have 120 days from the date of receipt to redeem the bonds at a price per bond equal to: (i) $880 plus any accrued but unpaid interest on the Bond.

The Company’s obligation to redeem bonds in any given year pursuant to this Optional Redemption is limited to 15% of the outstanding principal balance of the Bonds on January 1st of the applicable year. Bond redemptions pursuant to the Optional Redemption will occur in the order that notices are received.

Future maturities of bonds payable are as follows:

Years ending December 31,	Amount
2023	$-
2024	-
2025	-
2026	-
2027	-
2028	17,931,000
Total bonds payable	$17,931,000

7. Member’s capital

The Company has two classes of membership interests, Common Units and Series A Units. Common Units hold 100% of the voting interests. For the period January 23, 2023 (commencement of operations) through June 30, 2023, the Managing Member, as sole holder of the Common Units, made no capital contributions and received no distributions.

F-13

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

7. Member’s capital (continued)

For the period January 23, 2023 (commencement of operations) through June 30, 2023, capital contributions by Series A Unitholders totaled $9.62 million, and no distributions occurred. The Company anticipates making quarterly preferred return payments to the Series A Unitholders at a rate of 8.00% per annum. Additionally, the Company anticipates making one additional preferred return payment to the Series A Unitholders at a rate of 1.5% per annum. Any excess cash available for distribution will be distributed to the Common Unitholders.

Series A Units are redeemable beginning on the third anniversary of the first issuance of Series A Units to the holder. Once the Company receives written notice from the unitholder, it will have 90 days from the date such notice is provided to redeem the holder’s Series A Units at a price per unit equal to (i) $800 if the notice is received on or after the date of the third anniversary but prior to the fourth anniversary, and (ii) $1,000 if the notice is received on or after the fourth anniversary, plus any accrued but unpaid preferred return payments.

The Company’s obligation to redeem the Series A Units in any given year pursuant to this optional redemption is limited to 30% of the outstanding Series A Units on January 1st of the applicable year. The Company also has the right to delay or suspend Series A Unit redemptions if the Manager determines that the payment of the redemptions would harm remaining Unitholders, cause a default or violate covenants with any credit facilities of the Company, or materially impair the Company's ability to operate. Unit redemptions pursuant to the optional redemption will occur in the order that notices are received.

8. Commitments and contingencies

As discussed in Note 4, the Managing Member has incurred and will continue to incur organizational and offering expenses, which are reimbursable from the Company at 2% of total gross proceeds from the Series A Unit and Bond offerings. The Company will expense organization costs when incurred and syndication costs will be a direct charge to equity as incurred.

Red Oak Capital Holdings, LLC, the Company’s Sponsor, has committed to contribute $1.5 million in exchange for 6,000 Common Units in the Company, which may be called at time and in amounts in the discretion of the Managing Member.

The Company has provided general indemnifications to the Managing Member, any affiliate of the Managing Member and any person acting on behalf of the Managing Member or that affiliate when they act, in good faith, in the best interest of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

9. Subsequent events

Since June 30, 2023, the Company has executed two closings resulting in total bond and equity gross proceeds of $4.2 and $3.3 million, respectively.

On July 24, 2023, the Company made its first quarterly interest payment to the Bondholders and the Series A Unitholders in the amounts of $572,456 and $283,514, respectively. The interest payment covered all interest accrued from the Company’s commencement date through June 30, 2023.

On August 4, 2023, the Company entered into a Loan Participation and Servicing Agreement whereby the Company sold a participation interest in a senior secured loan to borrower Hill Island CHP SPV, LLC equal to approximately 5.6% of a $8,000,000 loan to Oak Institutional Credit Solutions, LLC, a related party and Delaware limited liability company, for a purchase price of $450,000.

F-14

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period January 23, 2023 (Commencement of Operations) through June 30, 2023 (Unaudited)

9. Subsequent events (continued)

On August 4, 2023, the Company entered into a Loan Participation Agreement (the “Participation Agreement”) with Oak Institutional Credit Solutions, LLC, a related party and Delaware limited liability company (the “Participant”), whereby the Company sold a participation interest to the Participant equal to 5.6% of a $8.0 million senior secured loan for a purchase price of $450,000. Pursuant to the terms of the Participation Agreement, the lenders shall split all interest payments and fees from the Loan according to their respective participation interest in the loan, and the Company shall serve as the lead lender and primary servicer of the loan. The Participant shall have consent rights over certain major decisions related to the loan. If either lender disagrees over a major decision, then either party may initiate a buy/sell offer to the other lender whereby one lender’s entire participation interest in the loan may be bought or sold by the other lender according to the terms of the Participation Agreement.

The financial statements were approved by management and available for issuance on September 26, 2023. Subsequent events have been evaluated through this date.

F-15

RED OAK CAPITAL FUND VI, LLC

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITOR’S REPORT

FOR THE PERIOD FROM JUNE 10, 2021 (DATE OF FORMATION)
TO DECEMBER 31, 2022

F-16

Red Oak Capital Fund VI, LLC
Contents

F-17

INDEPENDENT AUDITOR’S REPORT

To the Managing Member

Red Oak Capital Fund VI, LLC

Opinion

We have audited the accompanying financial statements of Red Oak Capital Fund VI, LLC (a Delaware limited liability corporation), which comprise the balance sheet as of December 31, 2022, and the related statements of operations, changes in member’s capital, and cash flows for the period from June 10, 2021 (date of formation) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations, changes in member’s capital, and cash flows for the period from June 10, 2021 (date of formation) to December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-18

To the Managing Member

Red Oak Capital Fund VI, LLC

Page Two

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ UHY LLP

Farmington Hills, Michigan

May 19, 2023

(except for Note 6 as to which

the date is March 4, 2024)

F-19

Red Oak Capital Fund VI, LLC
Balance Sheet
December 31, 2022

Assets

Total assets	$-

Liabilities and Member’s Capital

Total liabilities	-

Total member’s capital	-

Total liabilities and member’s capital	$-

F-20

Red Oak Capital Fund VI, LLC
Statement of Operations
For the period June 10, 2021 (Date of Formation) through December 31, 2022

Revenue:
Total revenue	$-

Expenses:
Total expenses	-

Net income (loss)	$-

F-21

Red Oak Capital Fund VI, LLC
Statement of Changes in Member’s Capital
For the period June 10, 2021 (Date of Formation) through December 31, 2022

Managing Member

Member’s capital, June 10, 2021	$-

Capital contributions	-

Capital distributions	-

Net income (loss)	-

Member’s capital, December 31, 2022	$-

F-22

Red Oak Capital Fund VI, LLC
Statement of Cash Flows
For the period June 10, 2021 (Date of Formation) through December 31, 2022

Cash flows from operating activities:
Net income (loss)	$-

Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	-

Cash flows from financing activities:

Net cash provided by (used in) financing activities	-

Net change in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$-

F-23

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period June 10, 2021 (Date of Formation) through December 31, 2022

1. Organization

Red Oak Capital Fund VI, LLC, (the “Company”) is a Delaware limited liability company formed to originate senior loans collateralized by commercial real estate in the United States of America. The Company’s plan is to originate, acquire, and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. Red Oak Capital GP, LLC is the Managing Member and Red Oak Capital Holdings, LLC is the sponsor. The Managing Member owns 100% of the Common Units and effectively controls all aspects of the Company.

The Company formed on June 10, 2021 and has not commenced operations. The Company anticipates raising a maximum of $40 million of Series A Preferred Membership Interests (the “Series A Units”) and a maximum of $35 million of Series A Unsecured Bonds (the “A Bonds”) and Series Ra Unsecured Bonds (the “Ra Bonds,” collectively the “Bonds”) pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. The Company’s term is indefinite.

2. Significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and all values are stated in United States dollars.

Use of estimates

The preparation of the financial statements requires the Managing Member to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The Managing Member believes the estimates utilized in preparing the Company’s financial statements are reasonable and prudent; however, actual results could differ from these estimates and such differences could be material to the Company’s financial statements.

Fair value – hierarchy of fair value

In accordance with FASB ASC 820, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC 820 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

In instances whereby inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgement and considers factors specific to each asset or liability.

F-24

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period June 10, 2021 (Date of Formation) through December 31, 2022

2. Significant accounting policies (continued)

Cash and cash equivalents

Cash represents cash deposits held at financial institutions. Cash equivalents may include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are carried at cost, plus accrued interest, which approximates fair value. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation or Securities Investor Protection Corporation or Securities Investor Protection Corporation limitations.

Mortgage loans receivable

Mortgage loans receivable are classified as held-for-investment based on the Company’s intention and ability to hold the loans until maturity. The loans are stated at the amount of unpaid principal adjusted for any impairment or allowance for loan losses. The Company’s mortgage loans receivable are expected to consist of senior secured private company loans collateralized by the borrower’s underlying commercial real estate assets. The repayment of the loans will be dependent upon the borrower’s ability to obtain a permanent financing solution or to sell the commercial real estate asset. The Company’s mortgage loans receivable will have heightened credit risk stemming from several factors, including the concentration of loans to a limited number of borrowers, the likelihood of construction projects running over budget, and the inability of the borrower to sell the underlying commercial real estate asset.

Impairment and allowance for loan losses

Mortgage loans receivable are considered “impaired” when, based on observable information, it is probable the Company will be unable to collect the total amount outstanding under the contractual terms of the loan agreement. The Managing Member assesses mortgage loans receivable for impairment on an individual loan basis and determines the extent to which a specific valuation allowance is necessary by comparing the loan’s remaining balance to either the fair value of the collateral, less the estimated cost to sell, or the present value of expected cash flows, discounted at the loan’s base interest rate.

An allowance for loan losses on mortgage loans receivable is established through a provision for loan losses charged against income and includes specific reserves for impaired loans. Loans deemed to be uncollectible are charged against the allowance when the Managing Member believes that the collectability of the principal is unlikely and subsequent recoveries, if any, are credited to the allowance. The Managing Member’s periodic evaluation of the adequacy of the allowance is based on an assessment of the current loan portfolio, including known inherent risks, adverse situations that may affect the borrowers’ ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Revenue recognition and accounts receivable

Interest income on mortgage loans receivable is recognized over time using the interest method. Interest is accrued when earned in accordance with the terms of the loan agreement. Interest income is recognized to the extent paid or if the analysis performed on the related receivables supports the collectability of the interest receivable. A loan is placed on nonaccrual when the future collectability of interest and principal is not expected, unless, in the determination of the Managing Member, the principal and interest on the loan are well collateralized and in the process of collection. When classified as nonaccrual, the future accrual of interest is suspended. Payments of contractual interest are recognized as income only to the extent that full recovery of the principal balance of the loan is reasonably certain.

Loan origination income is amortized over the life of the mortgage loan receivable using the interest method and is reflected as a direct deduction from the related mortgage loans receivable in the accompanying balance sheet.

F-25

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period June 10, 2021 (Date of Formation) through December 31, 2022

2. Significant accounting policies (continued)

Bonds payable

Company-issued bonds will be held as a liability upon the effective date of closing. The bond interest will be expensed on an accrual basis. The contingent interest associated with the bonds will be recognized on an accrual basis at the end of each reporting period assuming a hypothetical liquidation of the Company’s mortgage loans receivable at fair value.

Income taxes

As a limited liability company, the Company itself is not subject to United States federal income taxes. Each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Accordingly, no provision or credit for income taxes is recorded in the accompanying financial statements. The Company anticipates paying distributions to members in amounts adequate to meet their tax obligation.

The Company applies the authoritative guidance for uncertainty in income taxes included in Financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes, as amended by Accounting Standards Update 2009-06, Implementation Guidance on Accounting for Uncertainty in Taxes and Disclosures Amendments for Nonpublic Entities. This guidance requires the Company to recognize a tax benefit or liability from an uncertain position only if it is more likely than not that the position is sustainable, based on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents. If this threshold is met, the Company would measure the tax benefit or liability as the largest amount that is greater than 50% likely of being realized upon ultimate settlement.

As of December 31, 2022, the Company had not recorded any benefit or liability for unrecognized taxes.

The Company files United States federal income tax returns as well as various state returns. With few exceptions, the Company’s tax returns and the amount of allocable income or loss are subject to examination by taxing authorities for three years subsequent to the Company’s commencement of operations. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly. There are currently no examinations being conducted of the Company by the Internal Revenue Service or any other taxing authority.

The Company accrues all interest and penalties under relevant tax law as incurred. As of December 31, 2022, no amount of interest and penalties related to uncertain tax positions was recognized in the Statement of Operations.

Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, the Company is permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits the Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

F-26

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period June 10, 2021 (Date of Formation) through December 31, 2022

2. Significant accounting policies (continued)

Recent Accounting Pronouncements – Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments - Credit Losses: Measurement of Credit Losses of Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net carrying value at the amount expected to be collected on the financial asset. An entity will be required to disclose information about how it developed its allowance for credit losses, including changes in the factors that influenced management’s estimate of expected credit losses and the reasons for those changes for financial assets measured at amortized cost. ASU 2016-13 is effective for the Company, under the extended transition period under the JOBS Act, for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2016-13 to have a material impact on its financial statements.

3. Allocation of net income and loss

As described in more detail in Article VII of the Operating Agreement, the Net Profits and Net Losses of the Company (and to the extent necessary, any allocable items of gross income, gain, loss and expense includable in the computation of Net Profits and Net Losses) shall be allocated among all Unitholders in such a manner that, as of the end of the taxable year or other relevant period, and to the extent possible, the Capital Account of each Unitholder shall be equal to (1) the net amount which would be distributed to such Unitholder if the Company were to liquidate the assets of the Company for an amount equal to their Adjusted Book Value, pay all liabilities of the Company (limited, with respect any nonrecourse liabilities, to the Adjusted Book Value of the assets securing such nonrecourse liabilities), and distribute the proceeds in liquidation in accordance with Section 10.2(a), minus (2) the Unitholder’s share of Company Minimum Gain and Unitholder Minimum Gain.

4. Related party transactions

The Company will pay an annual management fee, calculated and payable on a quarterly basis, to the Managing Member. The management fee is based on an annual rate of 1.00% of (i) all capital contributions of the Unitholders, net of any amounts invested at that time in loans or debt instruments, plus (ii) the outstanding principal amount of each loan or real estate debt instrument then held, including loans secured by real estate owned as a result of borrower default. As of December 31, 2022, no management fees have been accrued or paid.

The Company will also pay a disposition fee, to the Managing Member, of 0.50% of the proceeds received from the repayment of the principal amount of any of our debt investments or any other disposition of the underlying real estate. As of December 31, 2022, no disposition fees have been accrued or paid.

5. Bonds payable

After the close of the initial bond issuance and first full quarter of operations in the quarter ending June 30, 2023, the Company anticipates making quarterly interest payments to the A and Ra bondholders at a rate of 8.00% and 8.50% per annum, respectively. The Bonds are unsecured obligations and will rank junior to senior secured indebtedness. The maturity date of the Bonds will be December 31, 2028.

The A and Ra Bonds will be redeemable beginning January 1, 2027. Once the Company receives written notice from the bondholder, it will have 120 days from the date of receipt to redeem the bonds at a price per bond equal to: (i) $880 plus any accrued but unpaid interest on the Bond.

F-27

Red Oak Capital Fund VI, LLC Notes to Financial Statements For the period June 10, 2021 (Date of Formation) through December 31, 2022

5. Bonds payable (continued)

The Company’s obligation to redeem bonds in any given year pursuant to this Optional Redemption is limited to 15% of the outstanding principal balance of the Bonds on January 1st of the applicable year. Bond redemptions pursuant to the Optional Redemption will occur in the order that notices are received.

6. Member’s equity

For the period June 10, 2021 through December 31, 2022, the Managing Member, as sole member of the Company, made no capital contributions or received any distributions. Upon execution of the operating agreement, the Managing Member must contribute $100. The Company has two classes of membership interests, Common Units and Series A Units. Common Units hold 100% of the voting interests.

After the close of the initial Series A Unit purchase, the Company anticipates making quarterly preferred return payments to the Series A Unitholders at a rate of 8.00% per annum. Additionally, the Company anticipates making one additional preferred return payment to the Series A Unitholders at a rate of 1.5% per annum. Any excess cash available for distribution will be distributed to the Common Unitholders.

Series A Units are redeemable beginning on the third anniversary of the first issuance of Series A Units to the holder. Once the Company receives written notice from the unitholder, it will have 90 days from the date such notice is provided to redeem the holder’s Series A Units at a price per unit equal to (i) $800 if the notice is received on or after the date of the third anniversary but prior to the fourth anniversary, and (ii) $1,000 if the notice is received on or after the fourth anniversary, plus any accrued but unpaid preferred return payments.

The Company’s obligation to redeem the Series A Units in any given year pursuant to this optional redemption is limited to 30% of the outstanding Series A Units on January 1st of the applicable year. The Company also has the right to delay or suspend Series A Unit redemptions if the Manager determines that the payment of the redemptions would harm remaining Unitholders, cause a default or violate covenants with any credit facilities of the Company, or materially impair the Company’s ability to operate. Unit redemptions pursuant to the optional redemption will occur in the order that notices are received.

7. Commitments and contingencies

The Managing Member has incurred and will continue to incur organizational and offering expenses, which are reimbursable from the Company at 2% of total gross proceeds from the Series A Unit and Bond offerings. The organizational and offering costs are not represented on the Company’s financial statements due to these being contingent upon a successful completion of the Series A Unit and Bond offerings. The Company will expense organization costs when incurred and syndication costs will be a direct charge to equity as incurred. As of December 31, 2022, there have been approximately zero organizational costs incurred by the Managing Member. Through the date of issuance, the Managing Member has incurred approximately $228,000 of organizational and offering costs.

Red Oak Capital Holdings, LLC, the Company’s Sponsor, has committed to contribute $1.5 million in exchange for 6,000 Common Units in the Company, which may be called at time and in amounts in the discretion of the Managing Member.

The Company has provided general indemnifications to the Managing Member, any affiliate of the Managing Member and any person acting on behalf of the Managing Member or that affiliate when they act, in good faith, in the best interest of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

8. Subsequent events

Since December 31, 2022, the Company has executed four closings resulting in total bond and equity gross proceeds of $10.44 and $5.54 million, respectively.

The financial statements were approved by management and available for issuance on May 19, 2023. Subsequent events have been evaluated through this date.

F-28

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund VI, LLC*

(2)(a)	Certificate of Formation of Red Oak Capital Fund VI, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Fund VI, LLC*

(4)	Subscription Agreement*

(11)(a)	Consent of UHY LLP

(11)(b)	Consent of Womble Bond Dickinson (US) LLP**

(12)	Opinion of Womble Bond Dickinson (US) LLP*

_________________________

* Previously filed.

** Included with the legal opinion provided pursuant to item (12)

63

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte in the State of North Carolina on March 4, 2024.

Red Oak Capital Fund VI, LLC,
a Delaware limited liability company

By:	Red Oak Capital GP, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Capital Holdings, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Holdings Management, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Manager

By:	/s/ Kevin Kennedy
Name:	Kevin Kennedy
Its:	Manager

By:	/s/ Raymond Davis
Name:	Raymond Davis
Its:	Manager

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Chief Executive Officer of the Sole Member of the Manager
Principal Executive Officer

By:	/s/ Tom McGovern
Name:	Tom McGovern
Its:	Chief Financial Officer of the Sole Member of the Manager
Principal Accounting Officer

64